As filed with the Securities and Exchange Commission on February 8, 2001

                                                     Registration No. 333-54048
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                 Amendment No. 1
                                       To
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   -----------

                           UNIGENE LABORATORIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                      2833                   22-2328609
      (State or Other            (Primary Standard          (I.R.S. Employer
Jurisdiction of Incorporation  Industrial Classification  Identification Number)
      or Organization)               Code Number)


                                   -----------

                              110 Little Falls Road
                           Fairfield, New Jersey 07004
                                 (973) 882-0860

               (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                                   -----------

         WARREN P. LEVY
            President                                   With copies to:
     Unigene Laboratories, Inc.                     D. Michael Lefever, Esq.
      110 Little Falls Road                           Covington & Burling
    Fairfield, New Jersey 07004                   1201 Pennsylvania Avenue, NW
         (973) 882-0860                            Washington, D.C. 20004-2401
 (Name, Address, including Zip Code,                     (202) 662-5276
 and Telephone Number, including Area
    Code, of Agent For Service)

                                   -----------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=============================== =================== ======================= ============================= ==========================
     Title of Securities           Amount to be        Proposed Maximum           Proposed Maximum                Amount of
       To be Registered           Registered (1)        Offering Price               Aggregate                  Registration
                                                        Per Share (2)            Offering Price (2)                  Fee

------------------------------- ------------------- ----------------------- ----------------------------- --------------------------
Common Stock, par value             7,331,009            $1.38                      $10,116,792                  $2,529 (3)
 $.01 per share
=============================== =================== ======================= ============================= ==========================

(1) This Registration Statement registers the offer and sale of 7,331,009 shares of common stock, par value $.01 per share of the registrant (the "Common Stock"). Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares registered hereby includes such additional number of shares of Common Stock as are required to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the bid and asked prices of the Common Stock on the OTC Bulletin Board on January 16, 2001.

(3) The registration fee was paid in connection with the initial filing of the Registration Statement on January 19, 2001.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant has filed a further amendment that specifically states that the registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933.

********************************************************************************
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
********************************************************************************

Prospectus                                               Subject To Completion
                                                         Dated February 8, 2001

                                7,331,009 Shares
                                       of
                           Unigene Laboratories, Inc.
                                  Common Stock
                           (par value $.01 per share)

                                  -------------

     This prospectus relates to the offer and sale by Fusion Capital Fund II, LLC of up to 7,331,009 shares of common stock of Unigene Laboratories, Inc., a Delaware corporation.

     On December 18, 2000, Unigene entered into an agreement with Fusion under which Fusion has committed to purchase from Unigene up to $21,000,000 in Unigene common stock at the rate of $875,000 per month. 7,331,009 shares of Unigene common stock are being registered in connection with this agreement.

     Unigene will not receive any of the proceeds from the sale of the shares of Unigene common stock offered in this prospectus. However, Unigene may receive up to $21,000,000 from the sale of our common stock to Fusion under the agreement with Fusion.

     The Unigene common stock is listed on the OTC Bulletin Board under the symbol "UGNE."

     Investing in the common stock involves risks. See "Risk Factors" beginning on page 4.

     Fusion is deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. Any broker executing selling orders on behalf of Fusion may be deemed to be an "underwriter." Commissions received by any broker may be deemed to be underwriting commissions.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this prospectus is February ___, 2001.

                                 --------------


                                TABLE OF CONTENTS

                                                                           Page

PROSPECTUS SUMMARY......................................................    3
RISK FACTORS............................................................    4
FORWARD-LOOKING STATEMENTS..............................................    9
USE OF PROCEEDS.........................................................   10
PRICE RANGE OF COMMON STOCK.............................................   10
DIVIDEND POLICY.........................................................   10
SELECTED FINANCIAL DATA.................................................   10
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS..........................    14
BUSINESS...............................................................    21
MANAGEMENT.............................................................    27
PRINCIPAL STOCKHOLDERS.................................................    31
THE FINANCING TRANSACTION..............................................    32
SELLING STOCKHOLDER....................................................    36
PLAN OF DISTRIBUTION...................................................    37
LEGAL MATTERS..........................................................    38
EXPERTS................................................................    38
ADDITIONAL INFORMATION.................................................    39
INDEX TO FINANCIAL STATEMENTS..........................................   F-1

                               Prospectus Summary

     The following summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in Unigene common stock under the heading "Risk Factors," before investing in Unigene common stock. "Unigene," "Forcaltonin," and "Fortical" are registered trademarks of Unigene Laboratories, Inc.

Business

     Unigene is a biopharmaceutical company engaged in the research, production and delivery of valuable therapeutic peptide hormones. We have a patented manufacturing technology for producing many peptides cost-effectively. We also have a patented drug delivery technology that has been shown to deliver orally therapeutic levels of Calcitonin, an amidated peptide, into the bloodstream. Our primary focus has been on the development of Calcitonin products for the treatment of osteoporosis and other indications.

o Injectable Calcitonin. Our injectable Calcitonin product, which has the trade name FORCALTONIN (TM) has been approved for the treatment of Paget's disease and hypercalcemia in the 15 member states of the European Union. Sales to date have been minimal.

o Nasal Calcitonin. A clinical study demonstrating equivalent bio-availability between our formulation and that of an existing nasal Calcitonin product was successfully completed in December 2000. A second clinical study is underway and expected to conclude in early 2001. We are seeking to license our nasal Calcitonin formulation in the U.S. and other countries for the treatment of osteoporosis.

o Oral Calcitonin. In 1997, we entered into an agreement under which we granted to the Parke-Davis division of Warner-Lambert Company (which merged with Pfizer in June 2000), a worldwide license to make, use and sell our oral Calcitonin technology. In December 1999, Warner Lambert filed an Investigational New Drug application with the U.S. Food and Drug Adiminstration (FDA) for the conduct of clinical trials in the United States of our oral Calcitonin product. A Phase I/II study commenced in April 2000. Patient dosing has been completed and results are being analyzed.

     Our business strategy is to develop proprietary products and processes with applications in human health care to generate revenues from license fees, royalties on third-party sales and direct sales of bulk or finished products. Generally, we fund our internal research activities and intend to rely on licensees, which are likely to be established pharmaceutical companies, to provide development funding. We also generally expect to rely on these licensees to take responsibility for obtaining appropriate regulatory approvals, clinical testing, and marketing of products derived from our research activities. However, we may, in some cases, retain the responsibility for clinical testing and for obtaining the required regulatory approvals for a particular product.

Corporate Information

     Unigene was incorporated under the laws of the State of Delaware in 1980. Our executive offices are located at 110 Little Falls, Fairfield, New Jersey 07004, and our telephone number at this location is (973) 882-0860. The address of our web site is www.unigene.com. Information on our web site is not part of this prospectus.

Unigene Common Stock

     Unigene common stock trades on the OTC Bulletin Board under the symbol "UGNE."

The Offering

         Fusion Capital Fund II, LLC, the selling stockholder is offering for sale up to 7,331,009 shares of Unigene common stock. The shares being offered consist of up to 6,000,000 shares of common stock that Fusion has agreed to purchase from Unigene and 1,331,009 shares of common stock that Unigene has agreed to issue to Fusion as compensation for its purchase commitment. As of February 5, 2001, there were 45,756,938 shares of Unigene common stock outstanding, including the 1,331,009 shares that Unigene has agreed to issue to Fusion as compensation for its purchase commitment.

         The number of shares ultimately offered for sale is dependent upon the number of shares purchased by Fusion. This number may be affected by other factors more fully described under the heading "The Financing Transaction."

                                  Risk Factors

     An investment in Unigene common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in shares of Unigene common stock. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, the trading price of Unigene common stock could decline, and you could lose all or part of your investment.

     Prospective investors should consider carefully these factors concerning our business before purchasing the securities offered by this prospectus. Various statements in this section constitute "forward-looking statements" under
Section 27A of the Securities Act of 1933. See "Forward-Looking Statements."

We have significant historical losses and expect to continue to incur losses in the future.

     We have incurred annual operating losses since our inception. As a result, at September 30, 2000, we had an accumulated deficit of $71,619,000. Our gross revenues for the nine months ended September 30, 2000 and the years ended December 31, 1999, 1998 and 1997 were $2,361,000, $9,589,000, $5,050,000 and
$3,003,000, respectively. These revenues have consisted principally of upfront payments and milestone payments received in connection with the licensing of our proprietary technology. However, our revenues have not been sufficient to sustain our operations. As a result, during the same periods, we have incurred losses from operations of $7,892,000, $1,997,000, $6,060,000 and $10,098,000,
respectively. Our net losses for the nine months ended September 30, 2000 and the years ended December 31, 1999, 1998 and 1997 were $8,711,000, $1,577,000,
$6,881,000 and $10,128,000, respectively. While our injectable Calcitonin product has been approved for commercial sale in a number of European countries for the treatment of two minor indications, we do not anticipate that sales for these indications will produce significant revenues. We believe that the profitability of Unigene will require the successful commercialization of our Calcitonin product or another peptide product in the United States and abroad. There is the risk that Unigene might never be profitable.

We will require additional financing to sustain our operations.

     At September 30, 2000, we had a working capital deficiency of $9,670,000. The independent auditors' report for the year ended December 31, 1999, includes an explanatory paragraph stating that the operating losses, accumulated deficit and working capital deficiency discussed above raise substantial doubt about our ability to continue as a going concern. We had an operating cash flow deficit of $6,278,000 in 1997, an operating cash flow deficit of $4,864,000 in 1998, an operating cash flow deficit of $1,400,000 in 1999 and for the nine months ended September 30, 2000, an operating cash flow deficit of $3,086,000. We believe that we do not have sufficient financial resources to fund our operations at the current level. Therefore, excluding any funding that we might receive from Fusion, we need additional funds to continue our operations. The agreement with Fusion could provide Unigene with sufficient funding to sustain its operations for up to two years, beginning in the first quarter of 2001. However, assuming we do not receive any funding from Fusion, there is a risk that we will not be able to generate revenues that are sufficient to sustain our operations and we would require additional sources of financing in order to satisfy our working capital needs, which may be unavailable or prohibitively expensive. Should such financing be unavailable or prohibitively expensive when we require it, we would not be able to sustain our working capital needs, which would have a material adverse effect on our business, operating results and financial condition.

     Even if we are able to access $875,000 per month over the next 24 months, available under the common stock purchase agreement with Fusion, we may still need additional capital to fully implement our business, operating and development plans. In addition, one result of the raising of additional capital through the common stock purchase agreement with Fusion would be the issuance of additional shares of our common stock. The issuance of additional shares to Fusion pursuant to the common stock purchase agreement could result in substantial dilution to our existing stockholders. We only have the right to receive $875,000 per month under the common stock purchase agreement unless our stock price equals or exceeds $4.00 per share, in which event greater amounts may be received. In addition, the agreement may be terminated by Fusion in the event of a default under the agreement. See "The Financing Transaction-Events of Default." Since we have initially registered 6,000,000 shares in this offering, the selling price of our stock to Fusion will have to average at least $3.50 per share for us to receive the maximum proceeds of $21,000,000 without registering or issuing any additional shares. We may need to seek shareholder approval to increase the total number of authorized shares of our common stock. Sales of Unigene common stock to Fusion cannot begin until a registration statement registering the shares for resale by Fusion is declared effective by the SEC. Unigene cannot predict with certainty if or when this will occur. We believe that satisfying our long-term capital requirements will require the successful commercialization of one of our peptide products. There is no assurance that any of our products will be commercially successful.

We may not be successful in our efforts to develop a Calcitonin or other peptide
product  that  will  produce   revenues  that  are  sufficient  to  sustain  our
operations.

     Our injectable Calcitonin product has been approved for commercial sale in Europe, but there is a limited market for the indications for which it has been approved. None of our products have been approved for sale in the U.S. The commercial manufacture and sale of pharmaceutical products in the U.S. is subject to the approval of the U. S. Food and Drug Administration. Similar regulatory approvals are required for the sale of pharmaceutical products outside of the United States. The commercialization of our products requires further clinical testing. These clinical trials must show that our products are safe and effective in order to obtain the regulatory approvals required for commercial sale. If any of our products are approved for commercial sale, the product will need to be manufactured in commercial quantities at a reasonable cost in order for it to be a successful product that will generate profits for us. Because of our limited clinical, manufacturing and regulatory experience and the lack of a marketing organization, we are likely to rely on licensees or other parties to perform one or more tasks for the commercialization of pharmaceutical-grade products.

     We believe that expanded consumer acceptance of Calcitonin pharmaceutical products depends on the development of a consumer-accepted delivery system. We are currently conducting human clinical trials in conjunction with Pfizer to evaluate an oral delivery system for Calcitonin. This oral delivery system may not prove successful in clinical trials and may not receive U.S. Food and Drug Administration and foreign governmental approvals that are necessary to market this delivery system. Other companies may develop oral or other delivery systems to compete with or surpass any oral delivery system that we develop.

We have made a substantial investment in our production facility which we will need to upgrade or expand in order to manufacture our products in commercial quantities.

     We have constructed and are operating a facility intended to produce pharmaceutical-grade Calcitonin and other peptide hormones. This facility has been approved by European regulatory authorities for the manufacture of Calcitonin for human pharmaceutical use, but has not yet been inspected or approved by the U.S. Food and Drug Administration. The risks associated with this facility include the failure to achieve targeted production and profitability goals, the development by others of superior processes and products, and the absence of a market for products produced by the facility. In addition, the successful commercialization of an oral Calcitonin product will require us to make additional expenditures to expand or upgrade our manufacturing operations to satisfy our supply obligations under the Pfizer license agreement. Currently, we cannot determine the cost or timing of these capital expenditures.

We are dependent on partners for the commercial development of our products.

     We do not currently have, nor do we expect to have in the near future, sufficient financial resources and personnel to develop our products on our own. Accordingly, we expect to continue to depend on large pharmaceutical companies for revenues from sales of products, research sponsorship and distribution of our products. We have granted to Pfizer a worldwide license to make, use and sell our oral Calcitonin products in exchange for which we are entitled to receive milestone payments at various stages in the development process and royalties on sales if the product is successfully commercialized.

     In June 2000, we entered into a joint venture with a pharmaceutical company in the People's Republic of China for the manufacture and distribution of injectable and nasal Calcitonin products in China and possibly other Asian markets, for the treatment of osteoporosis. This joint venture is in the early stages of development and it is uncertain whether it will generate meaningful revenues or profits for Unigene. We also have entered into distribution agreements for our injectable formulation of Calcitonin in the United Kingdom, Ireland and Israel. To date, these distribution agreements have not produced material revenues.

     We intend to pursue additional opportunities to license, or enter into distribution arrangements for, our technologies for injectable and nasal formulations of Calcitonin. However, we may not be successful in these efforts.

Because we are a biopharmaceutical company, our operations are subject to extensive government regulations.

     Our laboratory research, development and production activities, as well as those of our collaborators and licensees, are subject to significant regulation by federal, state, local and foreign governmental authorities. In addition to obtaining U.S. Food and Drug Administration approval and other regulatory approvals of our products, we must obtain approvals for our manufacturing facility to produce Calcitonin and other peptides for human use. The regulatory approval process for a pharmaceutical product requires substantial resources and may take many years. Our inability to obtain approvals or delays in obtaining approvals would adversely affect our ability to continue our development program, to manufacture and sell our products, and to receive revenue from milestone payments, product sales or royalties.

     Our production facility may be audited by the FDA or other regulatory agencies at any time to ensure compliance with cGMP guidelines. These guidelines require that the production operation be conducted in strict compliance with our written protocols for reagent qualification, process execution, data recording, instrument calibration and quality monitoring. The agencies can suspend production operations and product sales if they find significant or repeated deviations from the protocols. A suspension could have a material adverse effect on our operations.

Our competitors include large pharmaceutical companies with superior resources.

     Unigene is engaged in a rapidly evolving and highly competitive field. To date, Unigene has concentrated its commercial efforts on one compound -- Calcitonin -- for treating osteoporosis and other indications. Like the market for any pharmaceutical product, the market for treating osteoporosis and these other indications has the potential for rapid, unpredictable and significant technological change. Competition is intense from specialized biotechnology companies, major pharmaceutical and chemical companies and universities and research institutions. Most of our competitors have substantially greater financial resources, research and development staffs and facilities, and regulatory experience than we do. Major competitors in the field of osteoporosis treatment include Novartis, American Home Products, Merck, Eli Lilly, and Procter and Gamble. Any one of these entities could, at any time, develop products or a manufacturing process that could render our technology or products noncompetitive or obsolete.

Our success depends upon our ability to protect our intellectual property rights.

     We filed applications for U.S. patents relating to proprietary peptide manufacturing and drug delivery technologies that we have invented in the course of our research. To date, six U.S. patents have issued and other applications are pending. We have also made patent application filings in selected foreign countries and numerous foreign patents have issued. There is a risk that any of our pending applications will not issue as patents. There is also a risk that our issued patents will not provide us with significant competitive advantages if, for example, a competitor were to independently develop or obtain similar or superior technologies. Although we believe our patents and patent applications are valid, the invalidation of our key patents or the failure of our pending applications to issue as patents could have a material adverse effect upon our business.

     We also rely on trade secrets to protect our inventions. Our policy is to include confidentiality obligations in all research contracts, joint development agreements and consulting relationships that provide access to our trade secrets and other know-how. However, there is a risk that these secrecy obligations will be breached to our detriment. If licensees, consultants or other third parties use technological information independently developed by them or by others in the development of our products, disputes may arise from the use of this information and as to the ownership rights to products developed using this information. These disputes may not be resolved in our favor.

Our technology or products could give rise to product liability claims.

     Our business exposes us to the risk of product liability claims that are inherent in the clinical testing, manufacturing and commercial use of pharmaceutical products. We may not have sufficient resources to defend against or satisfy these claims. Although we maintain product liability insurance coverage, product liability or other judgments against us, as well as the cost of defending such claims in excess of insurance limits, could have a material adverse effect upon our business and financial condition.

The loss of our key executives could have a negative effect on our business.

     Dr. Warren Levy and Dr. Ronald Levy have been the principal executive officers since our inception. We rely on them for their leadership and business direction. Each of them has entered into an agreement with us providing that he shall not engage in any other employment or business for the period of his employment with us. The loss of the services of either of these individuals could have a material adverse effect on our business.

The outcome of our arbitration proceeding with The Tail Wind Fund is uncertain.

     In July  2000,  the Tail Wind  Fund,  Ltd.,  the  holder of  $2,000,000  in principal amount of our 5% convertible debentures filed with the American Arbitration Association a demand for arbitration of its claim that it was owed, as of June 30, 2000, approximately $3,4000,000, consisting of principal, interest and penalties, resulting from our default under various provisions of the debentures and related agreements. See "Business -- Litigation" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Resources and Liquidity." We have denied the amount of Tail Wind's claim and have made certain counterclaims. The outcome of the arbitration proceeding is uncertain. An extremely unfavorable ruling could have a material adverse effect on Unigene.

The market price of Unigene common stock may be highly volatile.

     The  market  price of  Unigene  common  stock has been and is  expected  to continue to be highly volatile. Factors, including announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, litigation, resolution of the arbitration involving our outstanding convertible debentures, government regulation, developments or disputes relating to agreements, patents or proprietary rights, and public concern over the safety of activities or products may have a significant impact on the market price of our stock. In addition, potential dilutive effects of future sales of shares of Unigene common stock by Unigene and its stockholders including Fusion pursuant to this prospectus and by the exercise and subsequent sale of Unigene common stock by the holders of warrants and options could have an adverse effect on the price of our stock.

We do not anticipate paying cash dividends on the Unigene common stock.

     We have not paid any cash dividends on the Unigene common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. Rather, we intend to retain any cash flow we generate for investment in our business. Accordingly, Unigene common stock may not be suitable for investors who are seeking current income from dividends.

The Unigene common stock is classified as a "penny stock" under SEC rules which may make it more difficult for Unigene stockholders to resell their Unigene common stock.

     The Unigene common stock is traded on the OTC Bulletin Board. As a result, the holders of Unigene common stock may find it more difficult to obtain accurate quotations concerning the market value of the stock. Stockholders also may experience greater difficulties in attempting to sell the stock than if it was listed on a stock exchange or quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market. Because Unigene common stock is not traded on a stock exchange or on the Nasdaq National Market or the Nasdaq Small-Cap Market, and the market price of the common stock is less than $5.00 per share, the common stock is classified as a "penny stock." SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to the Unigene common stock could adversely affect the market liquidity of the shares, which in turn may affect the ability of holders of the Unigene common stock to resell the stock.

The sale of Unigene common stock to Fusion could cause substantial dilution and the sale of the shares acquired by Fusion could cause the price of Unigene common stock to decline.

     The price at which Fusion is obligated to purchase shares of Unigene common stock under the common stock purchase agreement will fluctuate based on the market price of our common stock. See "The Financing Transaction--Purchase of shares under the common stock purchase agreement" for a detailed description of the purchase price.

     All of the shares offered for sale by Fusion under this prospectus are freely tradeable. However, Fusion has agreed that it will not sell or otherwise transfer the 1,331,009 commitment shares until the earlier of the termination of the common stock purchase agreement, the occurrence of an event of default by us under this agreement or the maturity date of the agreement which is approximately two years from the date hereof. Fusion may sell none, some or all of the shares of common stock purchased from Unigene at any time. We have been advised by Fusion that the shares registered in this offering will be sold over a period of up to 24 months from the date of this prospectus. Depending upon market liquidity at the time, a sale of shares registered in this offering at any given time could cause the trading price of the Unigene common stock to decline. The sale of a substantial number of shares of Unigene common stock under this offering, or anticipation of such sales, could make it more difficult for Unigene to sell equity or equity related securities in the future at a time and at a price that it might otherwise wish to effect sales.

     If Fusion purchased the full amount of shares purchasable under the common stock purchase agreement on the date of this prospectus, at a price equal to $1.44, the closing sale price of the Unigene common stock on February 5, 2001, Fusion would have been able to purchase a total of 14,583,333 shares of our common stock. These shares, along with the 1,331,009 shares that will be issued to Fusion as a commitment fee, would represent 26% of our outstanding common stock as of the date of this prospectus. This would result in significant dilution to the ownership interests of other holders of our common stock. The amount of dilution would be higher if the market price of our common stock is lower than the current market price at the time Fusion purchases shares under the common stock purchase agreement, as a lower market price would cause more shares of our common stock to be issuable to Fusion. See "The Financing Transaction-Purchase of shares under the common stock purchase agreement" for a table that shows the number of shares issuable and potential dilution based on varying market prices. Although we have the right to suspend Fusion purchases if the market price of our common stock is below $15.00 for three consecutive trading days, the financial condition of Unigene at the time may require Unigene to forgo its right to suspend purchases notwithstanding a decline in the market price. If the closing sale price of our common stock prior to the first trading day of any 30-day period is at least $4.00, we have the right to require purchase by Fusion of part or all of the remaining balance of the $21 million during the next two 30-day periods, provided the closing sale price of our common stock during such 30-day periods remains at least $4.00.

The existence of the agreement with Fusion to purchase shares of Unigene common stock could cause downward pressure on the market price of the Unigene common stock.

     Both the actual dilution and the potential for dilution resulting from sales of Unigene common stock to Fusion could cause holders to elect to sell their shares of Unigene common stock, which could cause the trading price of the Unigene common stock to decrease. In addition, prospective investors anticipating the downward pressure on the price of the Unigene common stock due to the shares available for sale by Fusion could refrain from purchases or effect sales or short sales in anticipation of a decline of the market price.

                           Forward-Looking Statements

     Various statements made in this prospectus under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial
Condition and Results of Operations," "Business" and elsewhere in this prospectus are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or activities of our business, or industry results, to be materially different from any future results, performance or activities expressed or implied by the forward-looking statements. These factors include: general economic and business conditions, our financial condition, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the uncertainty of results of preclinical and clinical testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, the failure to obtain regulatory approvals for our products and other factors discussed in this prospectus.

                                 Use of Proceeds

     Unigene will not receive any of the proceeds from the sale of the shares of Unigene common stock offered for sale by Fusion under this prospectus. However, we may receive up to $21,000,000 from the sale of our common stock to Fusion under the agreement with Fusion.

                           Price Range of Common Stock

     The Unigene common stock has been quoted on the OTC Bulletin Board under the symbol UGNE since October 1999, when it was delisted from the Nasdaq National Market. The following table presents, for the periods indicated, the high and low sales prices per share of the Unigene common stock as reported on the Nasdaq National Market from January 1, 1999 to October 4, 1999, and on the OTC Bulletin Board from October 5, 1999 through the date of this prospectus.

Fiscal Year Ended December 31, 1999               High            Low
                                                  ----            ---

First Quarter                                     $1.47           $0.94
Second Quarter                                    $1.13           $0.63
Third Quarter                                     $1.06           $0.63
Fourth Quarter                                    $0.84           $0.23

Fiscal Year Ended December 31, 2000               High            Low
                                                  ----            ---

First Quarter                                     $5.38           $0.54
Second Quarter                                    $3.66           $1.44
Third Quarter                                     $3.03           $2.00
Fourth Quarter                                    $3.00           $0.97

Fiscal Year Ended December 31, 2001               High            Low
                                                  ----            ---

First Quarter (through February 5, 2001)          $1.87           $1.34


On February 5, 2001, the last reported sale price of the Unigene common stock on the OTC Bulletin Board was $1.44. As of February 5, 2001, there were 485 holders of record of the Unigene common stock.

                                 Dividend Policy

     Unigene has never paid a cash dividend on the Unigene common stock, and we do not anticipate paying cash dividends in the foreseeable future. Instead, we currently plan to retain all earnings, if any, for use in the operation of our business and to fund future growth.

                             Selected Financial Data

         The selected financial data as of December 31, 1998 and 1999, and for the years ended December 31, 1997, 1998 and 1999, that is set forth below have been derived from Unigene's financial statements included in this prospectus, which have been audited by KPMG LLP, independent certified public accountants. The report of KPMG LLP covering these financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations and working capital deficiency raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty. The selected financial data below as of December 31, 1995, 1996 and 1997, and for the years ended December 31, 1995 and 1996 have been derived from our audited financial statements that are not included in this prospectus. The selected financial data below as of and for the nine months ended September 30, 1999 and 2000, have been derived from our unaudited financial statements, included in this prospectus which, in our opinion, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our financial position and results of operations. Historical results are not necessarily indicative of results to be expected for any future period. You should read the data below together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included in this prospectus.

STATEMENT OF OPERATIONS DATA
(In thousands, except per share data)


                                                                                                          Nine Months Ended
                                                           Year Ended December 31,                         September 30,
                                           -----------------------------------------------------     -------------------------
                                              1995        1996        1997       1998       1999            1999         2000
                                              ----        ----        ----       ----       ----            ----         ----
 Revenue:                                                                                            (Unaudited)  (Unaudited)
   Licensing & other revenue               $     8     $   308     $ 3,003    $ 5,050    $ 9,589          $9,528       $2,361

 Costs and expenses:
   Research & development expenses           6,876       8,298       9,416      9,042      9,375           7,262        7,836
   General and administrative                2,158       2,115       2,016      2,068      2,212           1,654        2,418
   Income (loss) before
    extraordinary item                      (9,435)    (10,597)    (10,128)    (6,737)    (1,577)            151       (8,711)
   Extraordinary item                          --          --          --       (144)         --              --           --


 Net income (loss)                          (9,435)    (10,597)    (10,128)    (6,881)    (1,577)            151       (8,711)

 Basic and diluted income (loss)
   per share:
   Income (loss) before
    extraordinary item                        (.44)       (.38)       (.27)      (.17)      (.04)             --         (.20)
 Extraordinary item                             --          --          --       (.01)        --              --           --

 Net income (loss)                            (.44)       (.38)       (.27)      (.18)      (.04)             --         (.20)
 Weighted average number of shares
 outstanding                                21,658      27,943      37,397     38,701     40,719          40,285       43,869


BALANCE SHEET DATA
(In thousands)                                                       December 31,                                September 30,
                                              --------------------------------------------------------      ------------------------
                                                1995         1996        1997        1998         1999        1999          2000
                                                ----         ----        ----        ----         ----        ----          ----
                                                                                                             (Unaudited) (Unaudited)
 Cash and cash equivalents                   $    259     $  4,491    $  2,126    $    403     $    683     $    668     $     49
 Working capital (deficiency)                  (4,061)       2,954         310      (1,805)      (2,759)      (1,091)      (9,670)
 Total assets                                  13,332       17,169      13,692      11,564       13,778       14,211       11,452
 Long-term debt                                 3,955        2,788       1,608       3,931        1,003        3,987          823
 Total liabilities                              8,709        5,309       4,258       7,344        9,049        8,517       13,339
 Total stockholders' equity
 (deficit)                                      4,623       11,860       9,433       4,220        4,729        5,694       (1,887)

SELECTED QUARTERLY FINANCIAL DATA

2000                       1st Quarter      2nd Quarter       3rd Quarter
----                       -----------      -----------       -----------
Revenue                    $ 1,001,250      $       776       $ 1,359,164

Operating loss             $(1,596,831)     $(3,948,686)      $(2,346,838)

Net loss                   $(1,839,288)     $(4,216,917)      $(2,654,532)

Net loss per share,
basic and diluted          $      (.04)     $      (.10)      $      (.06)


1999                      1st Quarter   2nd Quarter   3rd Quarter   4th Quarter
----                      -----------   -----------   -----------   -----------
Revenue                   $2,500,172    $    26,670   $7,000,733    $    61,838

Operating income (loss)   $ (349,707)   $(2,825,543)  $3,787,338    $(2,608,981)

Net income (loss)         $ (563,755)   $(2,977,610)  $3,692,594    $(1,728,569)

Net income (loss)
per share, basic
and diluted               $     (.01)   $      (.07)  $      .09    $      (.05)


1998                      1st Quarter   2nd Quarter    3rd Quarter  4th Quarter
----                      -----------   -----------    -----------  -----------
Revenue                   $2,011,715    $       142    $3,008,795   $    29,192

Operating income (loss)   $ (627,785)   $(2,824,558)   $  129,797   $(2,737,186)

Income (loss) before
extraordinary item        $ (648,700)   $(2,867,827)   $   63,395   $(3,284,070)

Extraordinary loss                --             --      (143,810)           --
                          -----------   ------------   -----------  -----------
Net loss                  $ (648,700)   $(2,867,827)   $  (80,415)  $(3,284,070)

Net income (loss)
per share, basic
and diluted:

Before extraordinary
item                      $     (.02)   $      (.07)   $      .01   $     (.09)

Extraordinary item                --             --          (.01)          --
                          -----------   ------------   -----------  -----------
Net loss                  $     (.02)   $      (.07)   $       --   $     (.09)

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

     The following discussion should be read in conjunction with our financial statements and the notes appearing elsewhere in this prospectus. The following discussion contains forward-looking statements. Our actual results may differ materially from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include those discussed in "Risk Factors" and elsewhere in this prospectus.

Nine months and three months ended September 30, 1999 and 2000

     Revenue. Revenue for the three-month period ended September 30, 2000 decreased 81% to $1,359,000 from $7,001,000 for the three-month period ended September 30, 1999. Revenue for the first nine months of 2000 decreased 75% to $2,361,000 from $9,528,000 for the first nine months of 1999. In both years the revenue consists primarily of revenue from Pfizer, resulting from the achievement of milestones in the development of an oral Calcitonin product for treating osteoporosis. Yearly revenue is affected by the timing of the completion of the various milestones.

     Research and Development Expenses. Research and development, Unigene's largest expense, increased 10% to $2,905,000 from $2,652,000 for the three months ended September 30, 2000, and increased 8% to $7,836,000 from $7,262,000 for the nine months ended September 30, 2000, as compared to the same periods in 1999. The increases for both periods were primarily attributable to expenses related to Unigene's ongoing clinical trials for its nasal Calcitonin product, partially offset by a reduction in consulting fees related to the Pfizer collaboration. Expenses for the three months ended September 30, 2000 also include additional expenditures related to an increase in Calcitonin production.

     General and Administrative Expenses. General and administrative expenses increased 43% to $801,000 from $562,000 for the three months ended September 30, 2000, and increased 46% to $2,418,000 from $1,654,000 for the nine months ended September 30, 2000, as compared to the same periods in 1999. The increases for the three month and nine month periods ended September 30, 2000 were primarily due to the recognition of non-cash expenses of $220,000 due to the issuance of warrants to a consultant and due to stock option compensation of $205,000 for the three months ended September 30, 2000 and $273,000 for the nine months ended September 30, 2000. The nine month period ended September 30, 2000 also includes the recognition of a $350,000 expense in June 2000 to terminate Unigene's former joint venture in China.

     Interest Income. Interest income decreased $9,000 and increased $12,000 for the three months and nine months ended September 30, 2000, respectively, as compared to the same periods in 1999, due to the amount of funds available for investment in 2000.

     Interest Expense. Interest expense increased $204,000 or 189% for the three months ended September 30, 2000 to $312,000 from $108,000 for the three months ended September 30, 1999. Interest expense increased $370,000 or 76% for the nine months ended September 30, 2000 to $860,000 from $490,000 for the nine months ended September 30, 1999. Interest expense for the nine month period ended September 30, 1999 includes the amortization of the value of the beneficial conversion feature and related warrants of Unigene's 5% Convertible Debentures (the "5% Debentures") in the amount of $197,000. Excluding the effect of the amortization charged to interest, interest expense increased in the three month and nine month periods ended September 30, 2000, as compared to the comparable periods in 1999, primarily due to an increase in the annual interest rate on the $2,000,000 in outstanding principal amount of the 5% Debentures to 20% resulting from the failure of Unigene to make a semi-annual interest payment that was due in January 2000. In addition, since October 1999, Unigene has been accruing additional interest expense monthly in an amount equal to 2% of the outstanding principal amount of the 5% Debentures as a result of the removal of the Unigene common stock from trading on the Nasdaq Stock Market in October 1999. The expenses incurred in connection with the 5%

Debentures were partially offset by a 50% decrease in the principal balance outstanding as a result of conversions to Unigene common stock.

     Net Loss. Due to a $5.7 million decrease in revenue from Pfizer in the three month period ended September 30, 2000, in addition to increased operating expenses and interest expense, net loss increased $6,347,000 from the profit of $3,693,000 for the corresponding period in 1999. Due to a $7.2 million decrease in revenue from Pfizer in the nine-month period ended September 30, 2000, in addition to increases in operating expenses and interest expense, net loss increased $8,862,000 from the profit of $151,000 for the corresponding period in 1999.

     Income Taxes. As of December 31, 1999, Unigene had available for federal income tax reporting purposes net operating loss carryforwards of approximately $58,200,000, expiring from 2000 through 2019, which are available to reduce future earnings which would otherwise be subject to federal income taxes. For the nine months ended September 30, 2000, Unigene accumulated additional operating loss carryforwards of approximately $8,700,000. In addition, as of December 31, 1999, Unigene has federal investment tax credits and research and development credits in the amounts of $14,000 and $2,376,000, respectively, which are available to reduce the amount of future federal income taxes. These credits expire from 2000 through 2019. As of December 31, 1999, Unigene had New Jersey operating loss carryforwards in the approximate amount of $26,500,000, expiring from 2003 through 2006, which are available to reduce future earnings subject to state income tax. Approximately $25,000,000 of these New Jersey loss carryforwards has been approved for future sale pursuant to a program of the New Jersey Economic Development Authority (the "NJEDA"). In order to realize these benefits, Unigene must apply to the NJEDA each year and must meet various requirements for continuing eligibility. In addition, the program must continue to be funded by the State of New Jersey.

         Unigene follows Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Given Unigene's past history of incurring operating losses, any deferred tax assets that are recognizable under SFAS 109 have been fully reserved. As of December 31, 1999, under SFAS 109, Unigene had deferred tax assets of approximately $26,000,000, subject to a valuation allowance of $26,000,000. The deferred tax assets are primarily a result of Unigene's net operating losses and tax credits generated. For the nine-month period ended September 30, 2000, Unigene's deferred tax assets and valuation allowances each increased by approximately $3,500,000.

Years ended December 31, 1997, 1998 and 1999

         Revenue. Revenue increased 90% to $9,589,000 for the year ended December 31, 1999 as compared to $5,050,000 for the year ended December 31, 1998. Revenue increased 68% to $5,050,000 for the year ended December 31, 1998 as compared to $3,003,000 for the year ended December 31, 1997. Revenue consists primarily of milestone revenue from Warner-Lambert as the result of the achievement of milestones in the development of an oral Calcitonin product for treating osteoporosis. Revenue in each year is affected by the timing of the completion of the various milestones.

        Research and Development Expenses. Research and development, our largest expense, increased 4% in 1999 to $9,375,000 from $9,042,000 in 1998, after decreasing 4% in 1998 from $9,416,000 in 1997. The 1999 increase was primarily attributable to development expenses related to our nasal Calcitonin product, consulting and analytical testing expenses related to our European Type II variation for our injectable Calcitonin product, and consulting fees related to our collaboration with Warner-Lambert partially offset by a reduction in production supplies. The 1998 decrease was primarily due to reduced regulatory filing fees and regulatory consultant expenses as compared to 1997, as well as to the reimbursement in 1998 of certain research expenses by Warner-Lambert. In addition, 1998 expenditures were reduced for both production and laboratory supplies, partially offset by increased personnel expenditures. Expenditures for the sponsorship of collaborative research programs were $250,000 in 1999, $280,000 in 1998 and $465,000 in 1997, which are included as research and development expenses.

     Cost of Settlement. Settlement of contractual right expense was $1,669,000 in 1997. In February 1997, we issued an aggregate of 490,000 shares of Unigene common stock to the holders of our 9.5% senior secured convertible debentures. This issuance was in consideration for the cancellation of our obligation to pay to the holders a fee equal to 2% of the sum of the market value as of December 31, 1998 of all of the outstanding shares of Unigene common stock plus the principal amount of all of our outstanding debt, less our cash on deposit, up to a maximum fee of $3,000,000. The expense associated with this transaction was valued at $1,669,000, based on a closing price of the Unigene common stock of $3.40625 on February 7, 1997.

     General and administrative expenses. General and administrative expenses increased 7% in 1999 to $2,212,000 from $2,068,000 in 1998, after increasing 3% in 1998 from $2,016,000 in 1997. The 1999 increase was primarily due to increased personnel costs and professional fees partially offset by reductions in public relations and travel expenses. The 1998 increase was primarily due to increased costs in 1998 for employee health insurance and public relations, partially offset by reduced legal fees due to the non-recurrence of legal fees incurred in 1997 related to the Warner-Lambert (now Pfizer) license agreement.

     Interest Income. Interest income decreased $70,000 or 65% in 1999 from 1998, after decreasing $96,000 or 47% in 1998 from 1997. The decreases were due to lower interest income resulting from reduced funds available for investment.

     Interest Expense. Interest expense increased $386,000 or 49% in 1999 to $1,171,000 from $785,000 in 1998. Interest expense increased $551,000 or 235% in
1998 from $234,000 in 1997. Included in 1999 and 1998 interest expense are $197,000 and $490,000, respectively, of the amortization of the value of the beneficial conversion feature and related warrants of our 5% convertible debentures. Excluding the change in the amortization charged to interest, interest expense increased in 1999 as compared to 1998 as a result of an increase in notes payable to stockholders, the redemption premium resulting from our exceeding the share limit on the 5% debentures, and the 2% delisting penalty on the 5% debentures. This was partially offset by a decrease in the balance outstanding under our 5% debentures as a result of partial conversions to Unigene common stock.

     Income Tax Benefit. Income tax benefit in 1999 of $1,553,000 consisted of proceeds received for the sale of a portion of our state tax net operating loss carryforwards under a NJEDA program. This program allows various New Jersey taxpayers to sell their state tax benefits to third parties. The purpose of the New Jersey program is to provide financial assistance to high-tech and biotechnology companies in order to facilitate future growth and job creation.

     Extraordinary Item. Extraordinary item, loss on early extinguishment of debt, was $144,000 for 1998. The loss was due to redemption at a premium of a portion of our 10% convertible debentures in September 1998.

     Net Income (Loss). During 1999, revenue increased $4,540,000 from 1998 due to the achievement of various milestones in the Pfizer agreement. In addition, we received $1,553,000 from the partial sale of our state tax benefits. These revenues were partially offset by an increase in operating and interest expenses. As a result, the net loss decreased $5,304,000 or 77% for the year ended December 31, 1999 from the prior year. During 1998, revenue increased more than $2,000,000 from 1997 due to the achievement of various milestones in the Pfizer agreement. In addition, in 1998 total operating expenses decreased almost $2,000,000 from 1997, primarily due to the one-time settlement of a contractual right expense in 1997. These were partially offset by a decline in interest income, an increase in interest expense and loss on early extinguishment of debt. As a result, the net loss decreased $3,247,000 or 32% for the year ended December 31, 1998 from the prior year.

Liquidity and Capital Resources

     Unigene maintains its peptide production facility on leased premises in Boonton, New Jersey. The facility began production under current Good Manufacturing Practice guidelines in 1996. The current lease expires in 2004. Unigene has two consecutive ten-year renewal options under the lease, as well as an option to purchase the facility. During 2000, Unigene invested approximately $433,000 in fixed assets and leasehold improvements. The majority of these expenditures were to increase Unigene's analytical testing capabilities. There currently are no material commitments outstanding for capital expenditures relating to either the Boonton facility or our office and laboratory facility in Fairfield, New Jersey.

     At September 30, 2000, Unigene had cash and cash equivalents of $49,000, a decrease of $634,000 from December 31, 1999.

     Unigene has incurred annual operating losses since its inception and, as a result, at September 30, 2000, had an accumulated deficit of approximately $71,619,000 and a working capital deficiency of approximately $9,670,000. The independent auditors' report covering Unigene's 1999 financial statements includes an explanatory paragraph stating that these factors raise substantial doubt about our ability to continue as a going concern. However, the financial statements have been prepared on a going concern basis and as such do not include any adjustments that might result from the outcome of this uncertainty. In October 1999, the Unigene common stock was delisted by the Nasdaq Stock Market. The delisting of the common stock may have an adverse effect on our ability to raise capital.

     Unigene's future ability to generate cash from operations will depend primarily upon signing research or licensing agreements, achieving defined benchmarks in such agreements that entitle Unigene to receive milestone payments, receiving regulatory approval for its licensed products, and the commercial sale of these products.

     In July 1997, Unigene entered into an agreement under which it granted to Warner-Lambert Company a worldwide license to use our oral Calcitonin technology. In June 2000, Warner-Lambert was acquired by Pfizer Inc. Through September 30, 2000, Unigene had received $3 million for an equity investment, $3 million for a licensing fee and recognized an aggregate of $16.5 million in milestone revenue under the agreement, including a $1 million payment received in October 2000 for a milestone achieved in September 2000. Unigene is eligible to receive up to an additional $32 million in milestone revenue during the course of the development program. Early-stage milestones primarily relate to the product's performance characteristics, while the latter-stage milestones are primarily related to regulatory activities and approvals. If the product is successfully commercialized, we also would receive revenue from royalties on product sales by Pfizer and its affiliates and from the sale of raw material to Pfizer. Unigene has retained the right to license the use of its technologies for injectable and nasal formulations of Calcitonin on a worldwide basis. Unigene has licensed distributors in the United Kingdom, Ireland and in Israel for its injectable formulation. In June 2000, Unigene entered into a joint venture agreement in China with Shijiazhuang Pharmaceutical Group ("SPG") to manufacture and market our injectable and nasal formulations. See "Business -- Strategy -- China Joint Venture." We are actively seeking other licensing and/or supply agreements with pharmaceutical companies for our injectable and nasal Calcitonin products and for other pharmaceutical products that can be manufactured and/or delivered using our patented technologies. However, there is no assurance that any additional revenue-generating agreements will be signed.

     Under the terms of the joint venture with SPG, Unigene is obligated to contribute up to $405,000 in cash during 2001 and up to an additional $495,000 in cash within two years thereafter. However, these amounts may be reduced or offset by our share of joint venture profits. No amounts have been invested as of September 30, 2000. In addition, Unigene is obligated to pay to the Qingdao General Pharmaceutical Company an aggregate of $350,000 in 14 monthly installment payments of $25,000 in order to terminate its former joint venture in China, of which $75,000 had been paid as of December 31, 2000. The entire $350,000 obligation was recognized as an expense in the second quarter of 2000.

     In June 1998, Unigene completed a private placement of $4,000,000 in principal amount of 5% convertible debentures from which we realized net proceeds of approximately $3,750,000. The 5% debentures were convertible into shares of Unigene common stock. The interest on the debentures, at Unigene's option, was payable in shares of Unigene common stock. Upon conversion, the holder of a 5% debenture was entitled to receive warrants to purchase a number of shares of Unigene common stock equal to 4% of the number of shares issued pursuant to the conversion. However, the number of shares of Unigene common stock that we are obligated to issue, in the aggregate, upon conversion, when combined with the shares issued in payment of interest and upon the exercise of the warrants, is limited to 3,852,500 shares. After this share limit is reached, Unigene is obligated to redeem all 5% debentures tendered for conversion at a redemption price equal to 120% of the principal amount, plus accrued interest. In December 1999, Unigene was unable to convert $200,000 in principal of the 5% debentures tendered for conversion because the conversion would have exceeded the share limit. As a result, we accrued, as of December 31, 1999, an amount equal to $400,000 representing the 20% premium on the outstanding $2,000,000 in principal amount of 5% debentures that had not been converted. As of September 30, 2000, all of the $2,000,000 in principal amount of 5% debentures were tendered for conversion and therefore are classified as a current liability in the amount of $2,400,000.

     Through December 31, 2000, we issued a total of 3,703,362 shares of Unigene common stock upon conversion of $2,000,000 in principal amount of the 5% debentures and in payment of interest on the 5% debentures. Also, we issued an additional 103,032 shares of Unigene common stock upon the cashless exercise of all of the 141,123 warrants issued upon conversion of the 5% debentures.

         On January 5, 2000, Unigene failed to make the required semi-annual interest payment on the outstanding 5% debentures. As a result, the interest rate on the outstanding 5% debentures has increased to 20% per year. The semi-annual interest payments due July 5, 2000 and January 5, 2001, also have not been made. As of December 31, 2000, the accrued and unpaid interest on the 5% debentures totaled approximately $467,000. In addition, due to the delisting of the Unigene common stock from the Nasdaq National Market in October 1999, Unigene became obligated under a separate agreement to pay the holder of the 5% debentures an amount equal to 2% of the outstanding principal amount of the debentures per month. Unigene has not made any of these payments to date, but has accrued the amounts as an expense. As of December 31, 2000, the accrued and unpaid amount of this penalty totaled approximately $617,000.

     The holder of the 5% debentures has commenced an arbitration proceeding in which the holder claims that it is entitled, as of June 30, 2000, to payments in respect of the 5% debentures in the amount of approximately $3,400,000. See "Business -- Litigation."

         To satisfy Unigene's short-term liquidity needs, Jay Levy, the Chairman of the Board and an officer of Unigene, and Warren Levy and Ronald Levy, directors and officers of Unigene, and another Levy family member from time to time have made loans to Unigene. During February 2000, Jay Levy loaned us $300,000. This loan was repaid in April 2000. During the third and fourth quarters of 2000, Jay Levy and another family member loaned Unigene an aggregate of $1,655,000 and Warren Levy and Ronald Levy loaned Unigene an aggregate of $78,323. As of December 31, 2000, the outstanding loans by these individuals to Unigene consisted of:

o joint loans from the four individuals in the aggregate principal amount of $2,873,323, which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus .25% (9.875% at December 31, 2000) that are classified as short-term debt.

o loans from Jay Levy in the aggregate principal amount of $1,870,000 evidenced by term notes maturing January 2002, and bearing interest at the fixed rate of 6% per year. These loans are secured by a security interest in all of Unigene's equipment and a mortgage on Unigene's real property. The terms of the notes require Unigene to make installment payments of principal and interest beginning in October

1999 and ending in January 2002 in an aggregate amount of $72,426 per month. No installment payments have been made to date. Jay Levy has agreed to postpone temporarily current payments.

     Unigene's cash requirements to operate its research and peptide manufacturing facilities and develop its products are approximately $10 to 11 million per year. In addition to its obligations with respect to the 5% Debentures, Unigene has principal and interest obligations over the next several years under its outstanding notes payable to stockholders as well as obligations relating to its current and former joint venture in China.

     We do not have sufficient financial resources to continue to fund our operations at the current level. At September 30, 2000, we had a working capital deficiency of $9,670,000. The independent auditors' report for the year ended December 31, 1999, includes an explanatory paragraph stating that the operating losses, accumulated deficit and working capital deficiency discussed above raise substantial doubt about our ability to continue as a going concern. We had an operating cash flow deficit of $6,278,000 in 1997, an operating cash flow deficit of $4,864,000 in 1998, an operating cash flow deficit of $1,400,000 in 1999 and for the nine months ended September 30, 2000, an operating cash flow deficit of $3,086,000. The agreement that we have entered into with Fusion could provide Unigene with sufficient funding to sustain its operations for up to two years, beginning in the first quarter of 2001. See "The Financing Transaction."

     Under the agreement with Fusion, after a registration statement is declared effective by the Securities and Exchange Commission for the resale of the shares of Unigene common stock to be sold to Fusion, Fusion will be required to purchase, at the then current market price, shares of Unigene common stock at the rate of $875,000 per month over a period of 24 months, provided that Unigene continues to satisfy the requirements that are a condition to Fusion's obligation. The Board of Directors has authorized the sale to Fusion of up to 6,000,000 shares of Unigene common stock. Assuming that all sales were to occur at the closing price on February 5, 2001, of $1.44, we would be able to raise approximately $ 8,640,000 through the sale of the 6,000,000 shares to Fusion. We anticipate that, in order to sell significantly in excess of 6,000,000 shares to Fusion, it may be necessary to obtain stockholder approval of an amendment to our Certificate of Incorporation to increase the number of shares of Unigene common stock that we are authorized to issue.

     If we do not receive any financing from Fusion , we will need to secure another source of financing in order to satisfy our working capital needs, which may be unavailable or the cost of which may be prohibitively expensive. Should such financing be unavailable or prohibitively expensive, it will be necessary for Unigene to curtail significantly its operations. Assuming we are able to raise additional capital through our agreement with Fusion, we still anticipate that we may need additional capital to implement fully our business plans. We believe that satisfying our capital requirements over the long term will require the successful commercialization of our Calcitonin product or another peptide product in the United States and abroad. In addition, the commercialization of our oral Calcitonin product will require us to incur additional capital expenditures to expand or upgrade our manufacturing operations to satisfy all of our Calcitonin supply obligations under the Pfizer license agreement. However, neither the cost nor timing of such capital expenditures is determinable at this time.

     Unigene follows Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Given our past history of incurring operating losses, any deferred tax assets that are recognizable under SFAS No. 109 were fully reserved. As of December 31, 1999, under SFAS No. 109, we had deferred tax assets of approximately $26,000,000, subject to a valuation allowance of $26,000,000. The deferred tax assets are primarily a result of our net operating losses and tax credits generated. For the nine-month period ended September 30, 2000, our deferred tax assets and valuation allowances each increased by approximately $3,500,000.

Other

     The Unigene common stock has been delisted from the Nasdaq National Market System effective October 5, 1999, and is now trading on the OTC Bulletin Board. In order to be relisted on the Nasdaq National Market or the Nasdaq SmallCap Market, we must meet the initial listing requirements.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133, as amended, will be effective for our fiscal year beginning January 1, 2001. The adoption of SFAS No. 133 is not expected to have a material effect on our financial position or results of operations.

     In December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB No. 101"). SAB No. 101 summarizes certain of the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements and specifically addresses revenue recognition in the biotechnology industry for non-refundable technology access fees and other non-refundable fees. We must adopt SAB No. 101, as amended, in the fourth quarter of 2000 with an effective date of January 1, 2000, and the recognition of a cumulative effect adjustment, calculated as of January 1, 2000. Unigene is evaluating SAB No. 101 and the effect it may have on the financial statements and our current revenue recognition policy.

Market Risk

     In the normal course of business, Unigene is exposed to fluctuations in interest rates due to the use of debt as a component of the funding of its operations. We do not employ specific strategies, such as the use of derivative instruments or hedging, to manage our interest rate exposure. Since December 31, 1999, Unigene's interest rate exposure on the 5% convertible debentures has been affected by Unigene's delisting from the Nasdaq National Market and failure to make the semi-annual interest payment in January 2000.

     The information below summarizes Unigene's market risks associated with debt obligations as of September 30, 2000. The table below presents principal cash flows and related interest rates by year of maturity based on the terms of the debt.

     Under the terms of the 5% convertible debentures, no additional shares may be issued to convert the remaining principal balance. Therefore, the information presented as to the debentures is without consideration as to conversion features. Variable interest rates disclosed represent the rates at September 30, 2000.

                                                                               Year of Maturity
                                                              -----------------------------------------------------
                                Carrying       Fair
                                 Amount        Value           2000           2001         2002      2003    2004
                                --------       -----           ----           ----         ----      ----    ----
Notes payable - stockholders    $2,498,323    2,498,323       2,498,323         --           --        --      --
Variable interest rate                                            9.875%        --           --        --      --

Notes payable - stockholders    $1,870,000    1,736,000         960,606        837,328      72,066     --      --
Fixed interest rate                                                   6%             6%          6%    --      --

5% convertible debentures       $2,400,000    2,400,000        2,400,000        --           --        --      --
Fixed interest rate (1)                                              20%

(1) As a result of Unigene's failure to make the semi-annual interest payment that was due January 5, 2000, the interest rate on the 5% convertible debentures has increased from 7% at December 31, 1999, to 20% beginning January 5, 2000.

                                    Business

Overview

     Unigene is a biopharmaceutical company engaged in the research, production and delivery of valuable therapeutic peptide hormones. We have a patented manufacturing technology for producing many peptides cost-effectively. We also have a patented drug delivery technology that has been shown to deliver orally therapeutic levels of Calcitonin, an amidated peptide, into the bloodstream. Our primary focus has been on the development of Calcitonin products for the treatment of osteoporosis and other indications. We have the facilities and the technology for manufacturing pharmaceutical grade Calcitonin in accordance with cGMP and have an injectable Calcitonin product that is approved for sale in the European Union. We are continuing, directly and through a licensee, the clinical testing of oral and nasal Calcitonin formulations.

Our Accomplishments

     Among our major accomplishments are:

     o Development of a Proprietary Peptide Hormone Production Process. One of our principal scientific accomplishments is our success in combining our proprietary amidation process with our proprietary bacterial recombinant DNA technology to develop a peptide hormone production process. Several patents relating to this process have issued. We believe that these proprietary processes are key steps in the more efficient and economical commercial production of various peptide hormones with diverse therapeutic applications. Many of these hormones cannot be produced at a reasonable cost in sufficient quantities for clinical testing or commercial use by currently available production processes. Using our proprietary process, we have produced laboratory-scale quantities of various peptide hormones. We have constructed and are operating a manufacturing facility employing this process to produce Calcitonin.

     o Development of a Proprietary Oral Delivery Technology. We have also developed and patented an oral delivery technology that has successfully delivered Calcitonin into the bloodstream of human subjects. The formulation has been shown in repeated clinical studies regularly to deliver measurable quantities of the hormone into the human bloodstream. We believe that this formulation may expedite the regulatory approval process for an oral Calcitonin product because it should be easier to establish its performance efficacy as compared to a formulation that does not produce measurable Calcitonin blood levels. We believe that the components of the proprietary oral formulation also can enable the delivery of other peptides and we have initiated studies to investigate this possibility internally and in collaboration with others.

Strategy

     Our business strategy is to develop proprietary products and processes with applications in human health care to generate revenues from license fees, royalties on third-party sales and direct sales of bulk or finished products. Generally, we fund our internal research activities and rely on licensees, which are likely to be established pharmaceutical companies, to provide development funding. We also generally expect to rely on these licensees to take responsibility for obtaining appropriate regulatory approvals, clinical testing, and marketing of products derived from our research activities. However, we may, in some cases, retain the responsibility for clinical testing and for obtaining the required regulatory approvals for a particular product.

     o Pfizer License Agreement. In July 1997, we entered into an agreement under which we granted to the Parke-Davis division of Warner-Lambert Company
(which merged with Pfizer in June 2000), a worldwide license to use our oral Calcitonin technology. Upon signing the agreement, we received $6.0 million in payments from Warner-Lambert, consisting of a $3.0 million licensing fee and a $3.0 million equity investment by Warner-Lambert. Under the terms of the license agreement, we are eligible to receive up to $48.5 million in milestone payments during the course of the development program if milestones are achieved. Through December 31, 2000, we have recognized an aggregate of $16.5 million in revenue due to the achievement of specified milestones, including $2.0 million in 2000. If a product is successfully commercialized, we will also receive revenue from the sale of raw material to Pfizer and royalties on product sales by Pfizer and its affiliates.

     o China Joint Venture. In June 2000, we entered into a joint venture with Shijiazhuang Pharmaceutical Group ("SPG"), a pharmaceutical company in the People's Republic of China. The joint venture will manufacture and distribute injectable and nasal Calcitonin products in China (and possibly other selected Asian markets) for the treatment of osteoporosis. We own 45% of the joint venture and will receive 45% of the joint venture profits. In the first phase of the collaboration, SPG will contribute its existing injectable Calcitonin license to the joint venture, which will allow the joint venture to sell our product in China. The joint venture will need to file a New Drug Application in China for its injectable and nasal products. In addition, brief local clinical trials may be required. If the product is successful, the joint venture may establish a facility in China to fill injectable and nasal Calcitonin products using bulk Calcitonin produced at our Boonton, New Jersey plant. Eventually the joint venture may manufacture the bulk Calcitonin in China at a new facility that would be constructed by the joint venture. This would require local financing by the joint venture. The joint venture has not yet begun operations as of December 31, 2000.

     o Other License or Distribution Arrangements. In addition to the joint venture with SPG, we have entered into distribution agreements for the injectable formulation of Calcitonin in the United Kingdom, Ireland and Israel. We continue to seek other licensing or distribution agreements with pharmaceutical companies for both the injectable and nasal forms of Calcitonin. However, there is no assurance that any additional revenue generating agreements will be signed.

Competition

     Our primary business activity has been biotechnology research and development. Biotechnology research is highly competitive, particularly in the field of human health care. We compete with specialized biotechnology companies, major pharmaceutical and chemical companies, universities and other non-profit research organizations, many of which can devote considerably greater financial resources to research activities.

     In  1999,  we  began  manufacturing  cGMP  Calcitonin  for use in  finished pharmaceutical products. In the development, manufacture and sale of amidated peptide hormone products, we and our licensees compete with contract laboratories and major pharmaceutical companies. Many of our competitors can devote considerably greater financial resources to these activities. Major competitors in the field of osteoporosis include Novartis, American Home Products, Merck, Eli Lilly, and Procter and Gamble. We believe that the unique safety and efficacy characteristics of Calcitonin, combined with our patented hormone manufacturing process and our patented oral delivery technology, will enable it to compete with products marketed by these and other companies.

     We believe  that  success in  competing  with  others in the  biotechnology industry will be based primarily upon scientific expertise and technological superiority. We also believe that success will be based on the ability to identify and to pursue scientifically feasible and commercially viable opportunities and to obtain proprietary protection for research achievements. Success will further depend on the availability of adequate funding and the success in developing, testing, protecting, producing and marketing products and obtaining their timely regulatory approval. There is no assurance that others will not develop superior processes or products that would render our processes or products noncompetitive or obsolete.

Product Manufacture

     We have been producing salmon Calcitonin since 1992. We constructed a cGMP facility for the production of pharmaceutical-grade Calcitonin at leased premises located in Boonton, New Jersey. The facility began producing salmon Calcitonin under cGMP guidelines in 1996. The facility also produces our proprietary amidating enzyme for use in producing Calcitonin. The current production level of the facility is between one and two kilograms of bulk Calcitonin per year.

     The facility can be reconfigured to increase Calcitonin production capacity. However, if an oral Calcitonin product is successfully commercialized, we expect that we will incur additional expenditures to expand or upgrade our manufacturing operations to satisfy all of our supply obligations under our license agreement with Pfizer. Although the facility initially is devoted exclusively to Calcitonin production, it also is suitable for producing other peptide hormone products.

     We are following conventional procedures to secure the approval of the facility by regulatory agencies to allow us to manufacture Calcitonin for human use. The facility was inspected by European health authorities in connection with the filing of our injectable Calcitonin dossier and found to be in compliance with cGMP guidelines. However, there is no assurance that our operations will remain in compliance or that approval by other agencies will be obtained. The facility will require approval by the FDA in order to manufacture Calcitonin or other peptides for commercial sale in the United States.

Government Regulation

     Our laboratory research, development and production activities and those of our licensees and collaborators are subject to significant regulation by numerous federal, state, local and foreign governmental authorities. The commercial sale of a pharmaceutical product in the United States requires the successful completion of various animal and human studies and approval of the product by the FDA. Foreign sales require similar studies and approval by regulatory agencies.

     The regulatory approval process for a pharmaceutical product requires substantial resources and can take many years. There is no assurance that additional regulatory approvals will be obtained for the production facility or for any of our products or that these approvals will be obtained in a timely manner. The inability to obtain, or delays in obtaining, these approvals would adversely affect our ability to continue to fund our programs, to produce marketable products, or to receive revenue from milestone payments, product sales or royalties. We also cannot predict the extent of any adverse governmental regulation that may arise from future legislative and administrative action.

     Our production facility may be audited by the FDA or other regulatory agencies to ensure that it is operating in compliance with cGMP guidelines.
These guidelines require that production operations be conducted in strict compliance with our own written protocols for reagent qualification, process execution, data recording, instrument calibration and quality monitoring. These agencies are empowered to suspend production operations and/or product sales if, in their opinion, significant or repeated deviations from these protocols have occurred. A suspension could have a material adverse impact on our future operations.

Regulatory Approval of Our Injectable Calcitonin Product

     In January 1999, we received approval from the European Committee for Proprietary Medicinal Products to market our injectable Calcitonin product in all 15 member states of the European Union as a treatment for Paget's disease and for hypercalcemia associated with malignancy. We began to market this product in Europe for these indications in 1999. We have filed a supplementary submission, called a Type II Variation, to expand the approved indications to include the treatment of osteoporosis. However, there is no assurance that the Type II Variation will be approved.

     The approved European dossier can be readily cited by regulatory authorities in many non-European Union countries, which we believe could significantly reduce the registration requirements for injectable Calcitonin in such non-European Union countries, and thereby could speed up product launch. We have been notified by Switzerland that it intends to approve our injectable Calcitonin product for the treatment of osteoporosis, Paget's disease and hypercalcemia; however, the timing of that approval is uncertain. In addition, we believe that the clinical trials conducted to support the European filing of the injectable Calcitonin product can be used to support the filing of a New Drug Application with the FDA for use of our injectable Calcitonin product to treat osteoporosis and other indications. We believe that our abbreviated clinical program, which has been accepted by the FDA, will be sufficient to satisfy approval requirements in the United States and other countries.
Accordingly, we expect that the review process for our injectable Calcitonin product in the United States and other countries may be shorter than that typically associated with a new drug submission for numerous reasons:

     o The active ingredient is structurally identical to and biologically indistinguishable from the active ingredient in products already approved by many regulatory agencies.

     o The formulation is essentially similar to the formulations used in already approved products.

     o The clinical trial program that was accepted by the FDA is relatively brief and involved small numbers of subjects. As a result, the amount of information that must be reviewed is far less than would have been compiled for the lengthier trials required for a typical new drug submission.

Development of our Oral Calcitonin Product

     In December 1995 and January 1996, we successfully tested a proprietary Calcitonin oral formulation in two separate pilot human studies in the United Kingdom. These studies indicated that the majority of those who received oral Calcitonin showed levels of the hormone in blood samples taken during the trial that were greater than the minimum levels generally regarded as being required for maximum therapeutic benefit. We believe that these were the first studies to demonstrate that significant blood levels of Calcitonin could be observed in humans following oral administration of the hormone. In April 1996, we successfully conducted a third pilot human study in the United Kingdom which used lower Calcitonin dosages than in the prior two clinical trials. The results of this trial indicated that every test subject showed levels of the hormone in their blood samples that exceeded the minimum levels generally regarded as required for maximum therapeutic benefit. During 1999, with Warner-Lambert, we successfully concluded two pilot human studies using an oral Calcitonin formulation manufactured by Warner-Lambert. Both studies showed significant measurable blood levels of Calcitonin. In December 1999, Warner-Lambert filed an Investigational New Drug application with the FDA, and a Phase I/II study began in April 2000. Patient dosing has been completed and results are being analyzed. However, there is no assurance that the results of the prior human studies will be repeated in this clinical trial.

     We have filed patent applications for our oral formulation in the United States and in numerous foreign countries. In 1999, we received a U.S. patent for our fundamental technology covering the oral delivery of Calcitonin for the treatment of osteoporosis. In 2000, we received a U.S. patent extending this protection to the oral delivery of other peptides.

     Under the terms of the license agreement with Pfizer, Pfizer has responsibility for conducting the clinical trials and for obtaining regulatory approval of our oral Calcitonin product from the FDA and other regulatory agencies. There is no assurance that a safe and effective oral delivery system will be developed, that Pfizer will be successful in obtaining regulatory approval of an oral Calcitonin product, or that we and Pfizer will succeed in developing, producing or marketing an oral Calcitonin product.

Development of a Nasal Calcitonin Product

     A major pharmaceutical company received FDA approval in 1995 for the marketing of a nasal spray delivery system for Calcitonin, which has substantially enlarged the U.S. market for Calcitonin. During 1999, we completed preliminary human studies for our proprietary nasal Calcitonin formulation. A patent application for the product was filed in February 2000. In January 2000 we filed an Investigational New Drug Application with the FDA to begin clinical testing our nasal formulation as a treatment for osteoporosis. In February 2000, we began U.S. clinical studies. A clinical study demonstrating equivalent bioavailability between our formulation and that of an existing nasal Calcitonin product was successfully completed in December 2000. A second clinical study is underway and expected to conclude in early 2001. We are negotiating to license our nasal Calcitonin formulation in the U.S. for the treatment of osteoporosis. However, there is no assurance that a license agreement will be completed, that governmental approval of such product will be obtained, or that the product will be successfully commercialized.

Collaborative Research Programs

     We are currently engaged in two collaborative research programs:

     o Rutgers University College of Pharmacy continues to study oral drug delivery technology for Calcitonin and other peptides.

     o In collaboration with Yale University, we are investigating novel applications for various amidated peptide hormones, including Calcitonin gene-related peptide. In 1996, we reported that the peptide accelerated bone growth and prevented bone loss in an animal model system. However, there is no assurance that the peptide will have the same effect in humans, or that we would be able to develop, manufacture or market this product.

Patents and Proprietary Technology

     We have filed a number of applications for U.S. patents relating to our proprietary peptide manufacturing and drug delivery technologies. To date, the following six U.S. patents have issued:

     o Immunization By Immunogenic Implant, a method for producing antibodies for developing diagnostic medical tasks

     o two patents related to the Alpha-Amidation Enzyme and its use in manufacturing peptides

     o    a patent covering an improvement in our manufacturing technology

     o    two patents covering our oral delivery technology

     Other applications are pending. We also have made filings in selected foreign countries, and numerous foreign patents have issued. However, there is no assurance that any of our pending applications will issue as patents or that our issued patents will provide us with significant competitive advantages. Furthermore, there is no assurance that competitors will not independently develop or obtain similar or superior technologies.

     Although we believe our patents and patent applications are valid, the invalidation of one or more of our key patents could have a significant adverse effect upon our business. There generally are greater difficulties in detecting and proving infringement with process patents than with product patents. In addition, a process patent's value is diminished if the product that can be produced using the process has been patented by others. Under these circumstances, we would require the cooperation of, and likely be required to share royalties with, the patent holder or its sublicensees in order to commercialize the product.

     In some cases, we rely on trade secrets to protect our inventions. Our policy is to include confidentiality provisions in all research contracts, joint development agreements and consulting relationships that provide access to our trade secrets and other know-how. However, there is no assurance that these secrecy obligations will not be breached to our detriment. To the extent licensees, consultants or other third parties apply technological information independently developed by them or by others to our projects, disputes may arise as to the ownership rights to information which may not be resolved in our favor.

Employees

     As of February 5, 2001 we had 67 full-time employees. Twenty were engaged in research, development and regulatory activities, 36 were engaged in production activities and 11 were engaged in general and administrative functions. Ten of our employees hold Ph.D. degrees. Our employees are experts in molecular biology, including DNA cloning, synthesis, sequencing and expression; protein chemistry, including purification, amino acid analysis, synthesis and sequencing of proteins; immunology, including tissue culture, monoclonal and polyclonal antibody production and immunoassay development; chemical engineering; pharmaceutical production; quality assurance; and quality control. None of our employees is covered by a collective bargaining agreement. Warren P. Levy, President and Ronald S. Levy, Executive Vice President, both executive officers and directors, have signed employment agreements with us.

Research and Development

     We have established a multi-disciplinary research team to adapt proprietary amidation, biological production and oral delivery technologies to the development of proprietary products and processes. Approximately 83% of our employees are directly engaged in activities relating to production of, regulatory compliance for, and the research and development of pharmaceutical products. We spent $9.4 million on research activities in 1997, $9.0 million in 1998, and $9.4 million in 1999.

Properties

     We  own  a  one-story   office  and  laboratory   facility   consisting  of
approximately 12,500 square feet. The facility is located on a 2.2 acre site in Fairfield, New Jersey.

     Our 32,000 square foot cGMP production facility, of which 18,000 square feet are currently being used for the production of pharmaceutical-grade Calcitonin and can be used for the production of other peptide hormones, was constructed in a building located in Boonton, New Jersey. We lease the facility under a ten-year agreement which began in February 1994. We have two 10-year renewal options and an option to purchase the facility.

Litigation

     In July 2000, the Tail Wind Fund, Ltd., the holder of $2,000,000 in principal amount of 5% convertible debentures issued by Unigene to Tail Wind in a private placement completed in June 1998, filed with the American Arbitration Association a demand for arbitration against Unigene. In its demand, Tail Wind claimed that it was owed, as of June 30, 2000, approximately $3,400,000, consisting of principal, interest and penalties, resulting from Unigene's default under various provisions of the debentures and related agreements. These alleged defaults included Unigene's failure to redeem the debentures after becoming obligated to do so, the failure to pay interest when due, and the failure to pay liquidated damages arising from the delisting of the Unigene common stock from the Nasdaq National Market. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Resources and Liquidity." In July 2000, Unigene submitted to the American Arbitration Association a statement in which it denies the amount of Tail Wind's claim and makes certain counterclaims. A hearing on the matter before an arbitrator appointed by the American Arbitration Association is expected to occur in June 2001. The outcome of the proceeding is uncertain. An extremely unfavorable ruling could have a material adverse effect on Unigene.

    In July 2000, Reseau de Voyage Sterling, Inc. filed suit against Unigene in the Supreme Court of the State of New York. The plaintiff, which purchased from a third party a warrant to purchase one million shares of Unigene common stock, alleges that Unigene breached a verbal agreement with the plaintiff to extend the term of the warrant beyond its expiration date. Unigene has moved to have the case transferred to federal court. The plaintiff is seeking damages of $2 million. We believe that this suit is completely without merit, and we intend to vigorously contest the claim.

                                   Management

Executive Officers and Directors

     The following table sets forth information regarding Unigene's executive officers and directors:

Name                   Age   Position
---------------------  ---   -------------------------------------------------
Warren P. Levy (1)     48    President, Chief Executive Officer, and Director
Ronald S. Levy (1)     52    Executive Vice President, Secretary, and Director
Jay Levy (1)           77    Chairman of the Board and Treasurer
James P. Gilligan      48    Vice President of Product Development
Robert F. Hendrickson  68    Director
Allen Bloom            57    Director

     (1) Dr. Warren P. Levy and Dr. Ronald S. Levy are brothers and are the sons of Mr. Jay Levy.

     Each executive officer's term of office continues until the first meeting of the Board of Directors following the annual meeting of stockholders and until the election and qualification of his successor. All officers serve at the discretion of the Board of Directors.

     Warren P. Levy. Dr. Warren P. Levy, a founder of Unigene, has served as President and Chief Executive Officer, and as a director, since our formation in November 1980. Dr. Levy holds a Ph.D. in biochemistry and molecular biology from Northwestern University and a bachelor's degree in chemistry from the Massachusetts Institute of Technology.

     Ronald S. Levy. Dr. Ronald S. Levy, a founder of Unigene, has served as a director since our formation in November 1980, as Executive Vice President since April 1999, and as Secretary since May 1986. Dr. Levy served as Vice President from November 1980 through March 1999. Dr. Levy holds a Ph.D. in bioinorganic chemistry from Pennsylvania State University and a bachelor's degree in chemistry from Rutgers University.

     Jay Levy. Mr. Jay Levy, a founder of Unigene, has served as the Chairman of the Board of Directors and as Treasurer since our formation in November 1980. He served as Secretary from 1980 to May 1986. Mr. Levy is a part-time employee of Unigene and devotes approximately 15% of his time to Unigene. From 1985 through February 1991, he served as the principal financial advisor to the Estate of Nathan

Cummings and its principal beneficiary, The Nathan Cummings Foundation, Inc., a large charitable foundation. From 1968 through 1985, he performed similar services for the late Nathan Cummings, a noted industrialist and philanthropist.

     James P. Gilligan. Dr. James P. Gilligan has been employed by Unigene since 1981 and has served as Vice President of Product Development since April 1999. From February 1995 to March 1999, he served as Director of Product Development. Dr. Gilligan holds a Ph.D. in pharmacology from the University of Connecticut and a Masters of International Business from Seton Hall University.

     Robert F. Hendrickson. Mr. Robert F. Hendrickson was Senior Vice President, Manufacturing and Technology, for Merck & Co., Inc., an international pharmaceutical company, from 1985 to 1990. Since 1990, Mr. Hendrickson has been a management consultant with a number of biotechnology and pharmaceutical companies among his clients. He is currently a director of Envirogen, Inc. an environmental biotechnology company, and of Cytogen, Inc. and The Liposome Co, Inc., each of which is a biotechnology company.

     Dr. Allen Bloom. Dr. Allen Bloom, a patent attorney, has been a partner in Dechert Price & Rhoads, a law firm, for the past six years where he established and heads the patent practice group which focuses on biotechnology, pharmaceuticals and medical devices. Prior to that time, he was Vice President, General Counsel and Secretary of The Liposome Company, Inc., a biotechnology company, for nine years. His responsibilities there included patent, regulatory and licensing activities. Dr. Bloom holds a Ph.D. in organic chemistry from Iowa State University.

Committees of the Board of Directors

     Several important functions of the Board of Directors may be performed by committees. These committees are made up of members of the Board of Directors. Unigene's by-laws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. The Board has the following four standing committees. The Board does not have a standing nominating committee.

     Audit Committee. The responsibilities of the Audit Committee include annually recommending a firm of independent public accountants to the Board to act as our auditors, reviewing the scope of the annual audit with the auditors in advance, and reviewing the results of the audit and the adequacy of our accounting, financial and operating controls. The Audit Committee also reviews our accounting and reporting principles, policies and practices; and approves fees paid to the auditors for audit and non-audit services. The current members of the Audit Committee are Messrs. Jay Levy, Bloom and Hendrickson.

     Compensation Committee. The responsibilities of the Compensation Committee include reviewing and approving the compensation, including salaries and bonuses, of our officers. The Compensation Committee also oversees the administration of our 401(k) plan and reviews and approves general benefits and compensation strategies. The current members of the Compensation Committee are Messrs. Jay Levy, Bloom and Hendrickson.

     Stock Option Committee (2000 Stock Option Plan). The Stock Option Committee for the 2000 Stock Option Plan, subject to the limitations of the plan, selects the employees to be granted options, fixes the number of shares to be covered by each option grant, and determines the exercise price and other terms and conditions of each option. The current members of this Stock Option Committee are Messrs. Bloom and Hendrickson.

     Stock Option Committee (Directors Stock Option Plan). The Stock Option Committee for the Directors Stock Option Plan, subject to the limitations of the plan, interprets the plan and makes all determinations necessary for the plan's administration. The current members of this Stock Option Committee are Messrs. Jay Levy, Warren Levy and Ronald Levy.

Director Compensation

     Directors who are not employees receive an annual retainer of $8,000 as well as a fee of $1,000 for each Board meeting attended. Mr. Hendrickson and Dr. Bloom were the only directors who received such fees in 2000. Board members do not earn additional compensation for service on a committee.

     Under the Director Stock Option Plan, each person elected to the Board who is not an employee receives, on the date of his initial election, an initial option to purchase 21,000 shares of Unigene common stock. On May 1st of each year, each non-employee director receives an additional option to purchase
10,000 shares of Unigene common stock if he has served as a non-employee director for at least six months prior to the grant date. Each option has a ten-year term and the exercise price is equal to the market price of Unigene common stock on the date of the grant. Each initial option vests in equal installments of 1/3 over a period of three years, commencing on the date of the grant, and each additional option vests in its entirety on the first anniversary of the grant. If the director's service as a non-employee director terminates prior to the expiration of the option term, the options will remain exercisable for a 90-day period following termination of service, except if a non-employee director resigns due to disability, the options will remain exercisable for 180 days following termination, and if a non-employee director dies while serving as a director, or within 90 days following termination of service (180 days in the case of disability), the options will remain exercisable for 180 days following the person's death. After such period, the options will terminate and cease to be exercisable.

Employment Agreements

     Unigene entered into an employment agreement, effective January 1, 2000, with Dr. Warren P. Levy for an initial term of two years. Under the agreement, Dr. Levy will serve as President and Chief Executive Officer at an annual salary of $160,000 for the first year of the agreement. Salary increases beyond this first year are at the discretion of the Compensation Committee.

     Unigene entered into an employment agreement, effective January 1, 2000, with Dr. Ronald S. Levy for an initial term of two years. Under the agreement, Dr. Levy will serve as Executive Vice President at an annual salary of $155,000 for the first year of the agreement. Salary increases beyond this first year are at the discretion of the Compensation Committee.

     Each agreement provides that, after the first two-year term, the agreement will be renewed on a year-to-year basis unless either party notifies the other of the desire not to renew the agreement. This notice must be given no later than three months prior to the scheduled termination date. Each agreement also provides that, if we terminate the employment of the executive without cause or the executive resigns for good reason, which the executive has a right to do upon a change of control of Unigene or a significant reduction of the executive's responsibilities without his consent, Unigene will make a lump-sum severance payment to the executive equal to the salary that he would have earned for the remaining term of this agreement, if the remaining term (either the initial term or as extended) is more than one year; or if the remaining term of the agreement (either the initial term or as extended) is one year or less, a lump-sum payment equal to the executive's then-current annual salary.

Compensation Committee Interlocks and Insider Participation

     Executive compensation for 2000 was determined by the Board of Directors. Three of the five Board members, Warren P. Levy, Ronald S. Levy and Jay Levy, are executive officers. Jay Levy is the father of Warren and Ronald Levy.

     During 1995, Warren P. Levy, Ronald S. Levy, Jay Levy, and another family member loaned a total of $1,905,000 to Unigene. $1,850,000 of this total was secured by secondary liens on the Fairfield plant and equipment and the Boonton manufacturing equipment. The notes bear interest at the Merrill Lynch

Margin Loan Rate plus .25% (9.875% at December 31, 2000). A total of $440,000 in principal repayments was made during 1996. In 1997, an aggregate of $200,000 in principal amount was converted into 57,200 shares of Unigene common stock. In 1998, an aggregate of $225,000 in principal amount of these loans was converted into 163,635 shares of Unigene common stock. In each case, the conversion price was slightly higher than the then market price of the Unigene common stock at the time of conversion. Warren Levy and Ronald Levy each loaned to Unigene an additional $50,000 during 1999. During 2000, Jay Levy, Warren Levy, Ronald Levy and another family member loaned Unigene an additional $1,733,323, leaving an outstanding balance of $2,873,323 at December 31, 2000.

     During 1999, Jay Levy loaned Unigene $1,500,000 evidenced by demand notes bearing interest at 6% per year. During the third quarter of 1999, Jay Levy loaned Unigene an additional $370,000 evidenced by term notes maturing January 2002 and bearing interest at 6% per year, and the $1,500,000 of demand notes were converted into 6% term notes maturing January 2002. Unigene has granted Jay Levy a security interest in all of its equipment and a mortgage on its real property to secure payment of the term notes, which are senior to all notes payable to Warren Levy and Ronald Levy. The terms of the notes require Unigene to make installment payments beginning in October 1999, and ending in January 2002, in an aggregate amount of $72,426 per month. No installment payments have been made to date. Jay Levy has agreed temporarily to postpone current payments. No interest has been paid to date on any of the loans. As of December 31, 2000, accrued interest totaled approximately $922,000.

Executive Compensation

     The following table shows, for the years 1997, 1998 and 1999, the compensation paid to the Chief Executive Officer and to each other executive officer whose salary and bonus, for their services in all capacities in 1999 exceeded $100,000:



                                            Summary Compensation Table

                                                                            Long-Term
                                                                           Compensation
                                                                          ----------------

                                                                             Awards                Payouts
                               Annual Compensation                         ----------             ---------
                               -------------------           Other         Restricted
                                                             Annual          Stock     Options/     LTIP          All Other
 Name and Position         Year    Salary($)   Bonus($) Compensation($)(2)  Awards($)   SARs(#)   Payouts($)   Compensation($)(1)
------------------------------------------------------------------------------------------------------------   ------------------

Warren P. Levy             1999    $146,211     $ 0           $ 0            $ 0          0         $ 0             $13,866
   President, Chief        1998     146,231       0             0              0          0           0              13,830
   Executive Officer       1997     145,549       0             0              0          0           0              13,810

Dr. Ronald S. Levy         1999     141,563       0             0              0          0           0              16,862
   Executive Vice          1998     141,618       0             0              0          0           0              16,792
   President               1997     140,895       0             0              0          0           0              16,756

Dr. James P. Gilligan      1999     139,216       0         7,235              0      135,000         0                   0
   Vice President

1    Represents premium we paid on executive split-dollar life insurance.
2    Represents reimbursement for unused vacation days.

     Stock Option Grants During the Year Ended December 31, 1999

     The following table shows information about stock option grants to each of the executive officers named in the Summary Compensation Table during the year ended December 31, 1999:


                         Number of Shares       Percent of Total                                               Grant Date
                            Underlying           Option Shares                Exercise          Expiration      Present
           Name           Options Granted    Granted to Employees (1)    Price per Share (2)       Date         Value (3)
           ----           ---------------    ------------------------    -------------------       ----         ---------
 Dr. Warren P. Levy                0                    0                        -                    -             -
 Dr. Ronald S. Levy                0                    0                        -                    -             -
 Dr. James P. Gilligan        20,000                    2.2%                   $0.9375             3/31/09       $15,530
                             115,000(4)                12.8%                   $0.63               11/5/09       $60,007

     1 Options exercisable for an aggregate of 900,000 shares of Unigene common stock were granted in 1999, consisting of options to purchase 418,000 shares granted under the 1994 Employee Stock Option Plan and options to purchase 482,000 shares granted under the 2000 Stock Option Plan.

     2 Equal to the fair market value of Unigene common stock on the date of grant.

     3 The fair value of the stock options granted in 1999 is estimated at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; expected volatility of 74%; a risk-free interest rate of 6.4%; and expected life of six years.

     4    Includes 76,000 options granted under the 2000 Stock Option Plan.

Aggregated Option Exercises and Year-End Option Values

     The following table shows information about any option exercises during the year ended December 31, 1999, and the number and value of unexercised options held as of December 31, 1999, by each of the executive officers named in the Summary Compensation Table:

                                                                  Shares Underlying             Value of Unexercised
                                                               Unexercised Options at         In-the-Money Options at
                                  Exercises during          ---------------------------    -----------------------------
                                  the Fiscal Year                 December 31, 1999             December 31, 1999(1)
                                  ---------------                 -----------------             --------------------
                             Number of
          Name            Shares Acquired   Value Realized   Exercisable   Unexercisable    Exercisable    Unexercisable
 ---------------------    ---------------   --------------   -----------   -------------    -----------    -------------
 Dr. Warren P. Levy              0                0               0              0               0               0
 Dr. Ronald S. Levy              0                0               0              0               0               0
 Dr. James P. Gilligan           0                0            265,750        124,250            0               0


     1    Based upon a closing price of $0.57 on December 31, 1999.


                             Principal Stockholders

     The following table shows information as of December 31, 2000, concerning the beneficial ownership of Unigene common stock by each of Unigene's directors, each executive officer of Unigene listed in the Summary Compensation Table, and all directors and executive officers of Unigene as a group.

     The ownership percentages listed on the table are based on 44,425,929 shares of Unigene common stock outstanding as of December 31, 2000. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. A person generally is deemed to be the beneficial owner of shares over which he has either voting or investment power. Shares underlying options that are currently exercisable, or that will become exercisable within 60 days, are deemed to be beneficially owned by the person holding the options, and are deemed to be outstanding for the purpose of computing the beneficial ownership percentage of that person, but are not considered to be outstanding for the purpose of computing the ownership percentage of any other person.

     Except as otherwise noted, the persons and the group identified in the table have sole voting and sole investment power with respect to all the shares of Unigene common stock shown as beneficially owned by them. Except as otherwise indicated, the address of each beneficial owner listed below is c/o Unigene Laboratories, Inc., 110 Little Falls Road, Fairfield, New Jersey 07004.

                                Amount and Nature of
Name of Beneficial Owner        Beneficial Ownership      Percent of Class
------------------------        --------------------      ----------------
Warren P. Levy                     1,980,545 (1)                 4.5%
Ronald S. Levy                     1,995,545 (1)                 4.5%
Jay Levy                             578,095 (2)                 1.3%
James P. Gilligan                    345,660 (3)                 0.8%
Robert F. Hendrickson                 55,000 (4)                 0.1%
Allen Bloom                           31,000 (5)                 0.1%
Officers and Directors
     as a Group (6 persons)        4,785,845 (1,6)              10.7%

     1 Includes 200,000 shares of Unigene common stock held in a family trust over which Warren P. Levy and Ronald S. Levy, in their capacity as trustees, share voting and dispositive power.

     2   Includes  55,000  shares of Unigene  common stock that Mr. Levy has the
         right  to  acquire  upon  the  exercise  of  stock   options  that  are
         exercisable either immediately or within 60 days.

     3 Includes 326,000 shares of Unigene common stock that Dr. Gilligan has the right to acquire upon the exercise of stock options that are exercisable either immediately or within 60 days.

     4 Includes 40,000 shares of Unigene common stock that Mr. Hendrickson has the right to acquire upon the exercise of stock options that are exercisable either immediately or within 60 days.

     5   Includes  30,000 shares of Unigene  common stock that Dr. Bloom has the
         right  to  acquire  upon  the  exercise  of  stock   options  that  are
         exercisable either immediately or within 60 days.

     6 Includes an aggregate of 451,000 shares of Unigene common stock that such persons have the right to acquire upon the exercise of stock options that are exercisable either immediately or within 60 days.

                            The Financing Transaction

General

     On December 18, 2000, Unigene entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, under which Fusion has agreed to purchase up to $21,000,000 in shares of Unigene common stock at the rate of $875,000 per month. The common stock is to be purchased over a twenty four month period, subject to a 6 month extension or earlier termination at our discretion. The selling price of the shares will be equal to the lesser of (1) $15.00 or (2) a price based upon the future market price of the common stock without any fixed discount to the market price.

     In addition to the shares we have agreed to issue to Fusion as compensation for its commitment, the Board of Directors has authorized the issuance and sale to Fusion of up to 6,000,000 shares of Unigene common stock in connection with the financing transaction. The issuance and sale to Fusion of any additional shares may require that Unigene first obtain the approval of its stockholders of an amendment to Unigene's Certificate of Incorporation increasing the number of shares of Unigene common stock that the Company is authorized to issue.

Purchase of shares under the common stock purchase agreement

     Under the common stock purchase agreement, Fusion will purchase shares of our common stock by purchasing from time to time a specified dollar amount of our common stock. Subject to our mandatory purchases and the termination rights described below, during each 30-day period during the term of the agreement, Fusion will purchase $875,000 of our common stock. This amount may be decreased by us at any time that the price of our common stock is less than $15 per share. If our stock price equals or exceeds $4.00 per share, we have the right to require Fusion to purchase, over a period of 60 days, up to the full remaining portion of the $21 million commitment.

The selling price per share is equal to the lesser of:

     - the lowest sale price of our common stock on the day of submission of a purchase notice by Fusion; or

     - the average of any five closing sale prices of our common stock, selected by Fusion, during the 15 trading days prior to the date of submission of a purchase notice by Fusion; or

     -    $15.00

     The selling price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring during the fifteen (15) trading days in which the closing sale price is used to compute the selling price. Notwithstanding the foregoing, Fusion may not purchase shares of common stock under the common stock purchase agreement if Fusion or its affiliates would beneficially own more than 9.99% of our then aggregate outstanding common stock immediately after the proposed purchase. If the 9.99% limitation is ever reached this shall not effect or limit Fusion's obligation to fund the required monthly purchase amount of $875,000 or Fusion's mandatory purchase obligation under the common stock purchase agreement.

     We have authorized the issuance and sale of up to 6,000,000 shares of our common stock to Fusion under the common stock purchase agreement. Based upon the number of shares we have authorized, our selling price will need to average at least $3.50 per share for us to receive the maximum proceeds of $21 million under the common stock purchase agreement. Assuming a selling price of $1.44 per share (the closing sale price of the common stock on February 5, 2001) and the purchase by Fusion of the full amount of shares purchasable under the common stock purchase agreement, proceeds to us would only be $8,640,000 unless we choose to issue more than 6,000,000 shares.

     The following table sets forth the number of shares of Unigene common stock that could be sold to Fusion under the terms of the common stock purchase agreement at varying purchase prices, assuming Unigene does not exercise its right under the common stock purchase agreement to suspend purchases by Fusion:

                                                                Percentage of
                                                                 Outstanding
Assumed Purchase Price                    Number Of Shares        Shares (1)
------------------------------------------------------------------------------
$1.00                                       21,000,000               31.4
------------------------------------------------------------------------------
$1.44, the closing market price on
February 5, 2001.                           14,583,333               24.2
------------------------------------------------------------------------------
$2.00                                       10,500,000               18.7
------------------------------------------------------------------------------
$3.00                                        7,000,000               13.3
------------------------------------------------------------------------------
$4.00                                        5,250,000               10.3
------------------------------------------------------------------------------
$5.00                                        4,200,000                8.4
------------------------------------------------------------------------------
$10.00                                       2,100,000                4.4
------------------------------------------------------------------------------
$15.00, the maximum purchase price           1,400,000                3.0
------------------------------------------------------------------------------

     (1) Based on 45,756,938 shares of Unigene common stock outstanding as of the date of this prospectus, and assuming the issuance of the commitment shares.

Our right to prevent purchases

     At any time or from time to time, so long as the closing sale price of our common stock has been below $15.00 for the most recent three trading days, we shall have the unconditional right to prevent any purchases effective upon three trading days prior notice. To the extent we need to use the cash proceeds of the sales of common stock under the common stock purchase agreement for working capital or other business purposes, we do not intend to restrict purchases under the common stock purchase agreement.

Our mandatory purchase rights

     If the closing sale price of our common stock on each of the five trading days immediately prior to the first trading day of any 30-day period is at least $4.00, we have the right to require purchase by Fusion of part or all of the remaining balance of the $21 million (in such amounts as determined by us), during such time or times as Fusion shall determine during the next two 30-day periods, provided the closing sale price of our common stock during the two 30-day periods remains at least $4.00.

Our termination rights

     If at any time the closing sale price of our common stock for each of any ten consecutive trading days is below $15.00, we may, at any time within the next three trading days, give notice to Fusion exercising our right to terminate the common stock purchase agreement. Such notice shall be effective three trading days after Fusion receives such notice. We may not exercise our termination rights in anticipation of, or in connection with, a change of control or other major transaction unless the change of control or other major transaction has been publicly disclosed for at least 60 trading days.

Consequences of a major transaction within 60 trading days after a Unigene termination

     If within 60 trading days after Unigene terminates the common stock purchase agreement, Unigene publicly discloses that a major transaction has been consummated, or may be consummated, Fusion will be entitled to a payment in an amount equal to the number of shares of Unigene common stock that Fusion was entitled to purchase under the common stock purchase agreement on the date of termination (calculated as of the date of termination), multiplied by the amount, if any, by which (1) the average of the closing sale prices for the Unigene common stock for the ten trading days immediately following either: (A) the public disclosure of the major transaction or (B) the consummation of the major transaction, as selected by Fusion, exceeds (2) the selling price of the Unigene common stock (calculated in accordance with the common stock purchase agreement) as of the date of termination. Fusion may elect to receive this payment either in cash or in shares of Unigene common stock.

Indemnification of Fusion

     Unigene has agreed to indemnify and hold harmless Fusion and its affiliates, shareholders, officers, directors, employees and direct or indirect investors and their agents or other representatives from and against any and all liabilities and related expenses, including reasonable attorneys' fees and disbursements incurred by any of them as a result of, or arising out of, or relating to, any breach of a Unigene representation or warranty made in the transaction documents or related instruments; any breach of any covenant, agreement or obligation of Unigene in the transaction documents or related instruments; or any cause of action, suit or claim brought or made against any of them arising out of or resulting from the execution, delivery, performance or enforcement of the transaction documents or any related instruments.

     Unigene's indemnification obligations do not extend to any liability or expenses that directly and primarily result from the gross negligence or willful misconduct of the person indemnified. To the extent that Unigene's indemnification obligations are unenforceable for any reason, Unigene has agreed to make the maximum contribution to the payment and satisfaction of any liability and expense that is permissible under applicable law.

Effect of performance of the common stock purchase agreement on Unigene and our stockholders

     All shares registered in this offering will be freely tradable, however, Fusion has agreed not to sell the shares issued as a commitment fee until the earlier of termination or maturity of, or default under, the agreement. It is anticipated that shares registered in this offering will be sold over a period of up to 24 months from the date of this prospectus. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of our common stock to decline and to be highly volatile. Fusion may ultimately purchase all of the shares of common stock issuable under the common stock purchase agreement, and it may sell all of the shares of common stock it acquires upon purchase. Therefore, the purchases under the common stock purchase agreement may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to block purchases of the common stock purchase agreement and to require termination of the common stock purchase agreement if the closing sale price of our common stock is below $15.00 per share for a period of ten consecutive trading days.

No short-selling or hedging by Fusion

     Fusion has agreed that neither it nor any of its affiliates will engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the common stock purchase agreement.

Events of default

Fusion may terminate the common stock purchase agreement without any liability or payment to Unigene, and would not be required to purchase any additional shares of common stock, upon the occurrence of any of the following events of default:

     - if for any reason the shares offered by this prospectus cannot be sold pursuant to this prospectus for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

     - the suspension from trading or failure of our common stock to be listed on the OTC Bulletin Board for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

     - the failure of Unigene or the Unigene common stock to meet the maintenance requirements for listing on the Nasdaq SmallCap Market for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

     - notice from us or our transfer agent that either of us intends not to comply with a proper request for purchase under the common stock purchase agreement; our failure to confirm Fusion's purchase notice; or the failure of the transfer agent to issue shares of our common stock upon delivery of a purchase notice;

     - any breach of the representations or warranties or covenants contained in the common stock purchase agreement or any related agreements which has or which reasonably could be expected to have a material adverse affect on Unigene;

     - a default of any payment obligation of Unigene or any acceleration prior to maturity in excess of $1.0 million; or

     - commencement of insolvency or bankruptcy proceedings by or against Unigene.

Commitment shares issued to Fusion

     Under the terms of the common stock purchase agreement, Fusion will receive 1,331,009 shares of our common stock as a commitment fee. Unless an event of default occurs, these shares must be held by Fusion until the earlier of the maturity of the common stock agreement or the date the common stock purchase agreement has been terminated.

No variable priced financings

     Until the termination of the common stock purchase agreement, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable priced equity or variable priced equity-like securities unless associated with a pharmaceutical licensing transaction or we have obtained Fusion's prior written consent.

Holdings of Fusion upon termination of the offering

     Because Fusion may sell all, some or none of the common stock offered by this prospectus, no estimate can be given as to the amount of common stock that will be held by Fusion upon early termination of the offering.

                               SELLING STOCKHOLDER

     The selling stockholder is Fusion Fund II, LLC. Under the common stock purchase agreement, Fusion agreed to purchase up to $21 million of our common stock. The purchase price of our common stock is based upon the future market price of our common stock.

     We have authorized the issuance and sale of 6,000,000 shares of our common stock to Fusion under the common stock purchase agreement. We have the right under certain conditions to suspend and/or terminate the common stock purchase agreement without any payment or liability to Fusion. We have also agreed to issue 1,331,009 shares of common stock to Fusion as a commitment fee under the common stock purchase agreement. Unless an event of default occurs, these shares must be held by Fusion until the earlier of the maturity date or the date the common stock purchase agreement has been terminated. This prospectus relates to the offer and sale from time to time by Fusion of these shares. The common stock purchase agreement is described in detail under the heading "The Financing Transaction."

     Because the number of shares of Unigene common stock that will be purchased by Fusion under the common stock purchase agreement will depend on the purchase price of the purchase shares, which will be determined at the time of the purchase, and because the number of shares purchased may be reduced to the extent that Unigene elects to suspend Fusion purchases, the aggregate number of purchase shares that will be offered for sale by Fusion is not determinable at this time. If the number of purchased shares offered for sale by this prospectus is insufficient to cover all of the purchased shares and the commitment shares, Unigene has agreed with Fusion to file a registration statement with the SEC registering the additional shares. All of these shares are deemed to be beneficially owned by Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion. Messrs. Martin and Scheinfeld have shared voting and dispositive power of the shares being offered pursuant to this prospectus.

     Except for the financing transaction, Fusion has had no position, office or other material relationship with Unigene or affiliates within the past three years. Under the terms of the common stock purchase agreement, Fusion has agreed that it will not purchase shares of Unigene common stock under the common stock purchase agreement if, after giving effect to the purchase, Fusion, together with its affiliates, would beneficially own in excess of 4.99% of the outstanding shares of Unigene common stock. If the 4.99% limitation is reached, Unigene, at its option, has the right to increase the limitation to 9.99%. If the 9.99% limitation is reached, Fusion will remain obligated to comply with its purchase obligations under the common stock purchase agreement, but otherwise would be prohibited from increasing its percentage ownership.

                              PLAN OF DISTRIBUTION

     The common stock offered by this prospectus is being offered by the selling stockholder, Fusion Capital Fund II, LLC. The common stock may be sold or distributed from time to time by the selling stockholder, or by donees or transferees of, or other successors in interests to, the selling stockholder, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

     -    ordinary brokers' transactions;

     -    transactions involving cross or block trades;

     - purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

     - "at the market" to or through market makers or into an existing market for the common stock;

     - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

     -    in privately negotiated transactions; or

     -    any combination of the foregoing.

     In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. Under state securities laws, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

     Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

     The selling stockholder is an "underwriter" within the meaning of the Securities Act of 1933 with respect to this transaction. Any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     Neither we nor the selling stockholder can presently estimate the amount of compensation that any broker, dealer, underwriter or agent will receive. We know of no existing arrangements between the selling stockholder, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. At a time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder and any other required information.

     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. Unigene has also agreed to indemnify the selling stockholder and related persons against specified liabilities, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Unigene, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Fusion and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the common stock purchase agreement.

     The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the exchange act and the rules and regulations thereunder, including, without limitation, Regulation M of the exchange act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

     Unigene has entered into a registration rights agreement with Fusion under which it has agreed to maintain the effectiveness under the Securities Act of 1933 of the registration statement to which this prospectus relates. This offering will terminate on the earlier of (1) the date on which the shares are eligible for resale without restrictions pursuant to Rule 144(k) under the Securities Act or (2) the date on which all shares offered by this prospectus have been sold by the selling stockholder.

                                  Legal Matters

     The validity of the Unigene common stock offered by this prospectus will be passed upon for Unigene by Covington & Burling, Washington, D.C.

                                     Experts

     Unigene's audited financial statements as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, are included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of KPMG LLP as experts in accounting and auditing. The report of KPMG LLP covering these financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations and working capital deficiency raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                             Additional Information

     Unigene has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission. This prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement. Some information is omitted from this prospectus in accordance with the rules of the Securities and Exchange Commission and you should refer to the Registration Statement and its exhibits for additional information. Unigene also files annual and quarterly reports, proxy statements and other information with the SEC. You may review a copy of the Registration Statement and any other documents filed with the Securities and Exchange Commission at its public reference room located at 450 Fifth Street, Washington, D.C. 20549, and at the SEC's regional offices in Chicago, Illinois and New York, New York. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Unigene's SEC filings and the Registration Statement can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov.

     You should rely only on the information contained in this prospectus. Unigene has not authorized anyone to provide you with any information that is different from that contained in this prospectus. The information contained in this prospectus is accurate as of the date of this prospectus. You should not assume that there has been no changes in the affairs of Unigene since the date of this prospectus or that the information in this prospectus is correct as of any time after the date of this prospectus, regardless of the time that this prospectus is delivered or any sale of the common stock offered by this prospectus is made. This prospectus is not an offer to sell or a solicitation of an offer to buy the shares covered by this prospectus in any jurisdiction where the offer or solicitation is unlawful. In this prospectus, "Unigene," "we," "us" and "our" refer to Unigene Laboratories, Inc.

Unigene Laboratories, Inc.
INDEX TO FINANCIAL STATEMENTS

                                                                                                        Page
                                                                                                        ----
Fiscal Years Ended December 31, 1997, 1998 and 1999
   Independent Auditors' Report......................................................................... F-2
   Balance Sheets-- December 31, 1998 and December 31, 1999............................................. F-3
   Statements of Operations--Years Ended December 31, 1997, 1998 and 1999............................... F-4
   Statements of Stockholders' Equity--Years Ended December 31, 1997, 1998 and 1999..................... F-5
   Statements of Cash Flows--Years Ended December 31, 1997, 1998 and 1999............................... F-7
   Notes to Financial Statements--Years Ended December 31, 1997, 1998 and 1999.......................... F-8

Three Months and Nine Months Ended September 30, 1999 and 2000
   Condensed Balance Sheets-- December 31, 1999 and September 30, 2000 (Unaudited)...................... F-18
   Condensed Statements of Operations (Unaudited)--
   Three Months and Nine Months Ended September 30, 1999 and 2000....................................... F-19
   Condensed Statements of Cash Flows (Unaudited)-- Nine Months Ended September 30, 1999 and 2000....... F-19
   Notes to Condensed Financial Statements.............................................................. F-20

INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Unigene Laboratories, Inc.:

We have audited the financial statements of Unigene Laboratories, Inc. as listed in the accompanying index. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unigene Laboratories, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 16 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 16. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ KPMG LLP

Short Hills, New Jersey
March 17, 2000

                           UNIGENE LABORATORIES, INC.
                                 BALANCE SHEETS
                           December 31, 1998 and 1999

                                                                        1998                  1999
                                                                        ----                  ----
ASSETS

Current assets:
     Cash and cash equivalents                                    $      402,664        $      682,629
     Contract receivables                                                316,058             3,526,229
     Prepaid expenses                                                    319,322               210,195
     Inventory (Note 6)                                                  570,347               867,566
                                                                  --------------       ---------------
         Total current assets                                          1,608,391             5,286,619

Property, plant and equipment - net of
     accumulated depreciation and
     amortization (Note 4)                                             8,085,250             6,740,354

Patents and other intangibles, net                                     1,206,018             1,264,268
Other assets                                                             664,434               486,612
                                                                  --------------        --------------
                                                                  $   11,564,093        $   13,777,853
                                                                  ==============        ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accounts payable                                             $      982,752        $    1,258,334
     Accrued expenses (Note 7)                                         1,329,199             2,217,413
     Notes payable - stockholders (Note 3)                             1,040,000             1,140,000
     Current portion - long-term notes payable - stockholders                 --               960,606
     5% convertible debentures (Note 5)                                       --             2,400,000
     Current portion - capital lease obligations (Note 8)                 61,464                69,708
                                                                  --------------       ---------------
         Total current liabilities                                     3,413,415             8,046,061

Notes payable - stockholders, excluding
     current portion (Note 3)                                                 --               909,394
5% convertible debentures (Note 5)                                     3,802,807                    --
Capital lease obligations, excluding current portion (Note 8)            127,783                93,415

Commitments and contingencies

Stockholders' equity (Note 10):
     Common Stock - par value  $.01 per  share,
         authorized  60,000,000  shares,
         issued 43,088,184 shares in 1999 and
         39,384,822 shares in 1998                                       393,848               430,882
     Additional paid-in capital                                       65,158,403            67,207,604
     Accumulated deficit                                             (61,331,132)          (62,908,472)
     Less:  Treasury stock, at cost, 7,290 shares                         (1,031)               (1,031)
                                                                  --------------       ---------------
              Total stockholders' equity                               4,220,088             4,728,983
                                                                  --------------       ---------------
                                                                  $   11,564,093        $   13,777,853
                                                                  ==============        ==============


See accompanying notes to financial statements.

                           UNIGENE LABORATORIES, INC.
                            STATEMENTS OF OPERATIONS
                  Years Ended December 31, 1997, 1998 and 1999



                                                            1997                   1998                   1999
                                                            ----                   ----                   ----

Licensing and other revenue                             $  3,003,299           $  5,049,844           $  9,589,413
                                                        ------------           ------------           ------------
Operating expenses:
     Research and development                              9,416,315              9,041,618              9,374,528
     Settlement of contractual right (Note 15)             1,669,063                     --                     --
     General and administrative                            2,015,730              2,067,958              2,211,778
                                                        ------------           ------------           ------------
                                                          13,101,108             11,109,576             11,586,306
                                                        ------------           ------------           ------------

Operating Loss                                           (10,097,809)            (6,059,732)            (1,996,893)

Other income (expense):
     Interest income                                         203,999                107,502                 37,545
     Interest expense                                       (234,304)              (784,972)            (1,171,260)
                                                        ------------           ------------           ------------
Loss before income taxes and
     extraordinary item                                  (10,128,114)            (6,737,202)            (3,130,608)

Income tax benefit (Note 12)                                      --                     --              1,553,268
                                                        ------------           ------------           ------------

Loss before extraordinary item                           (10,128,114)            (6,737,202)            (1,577,340)

Extraordinary item - loss
     on early extinguishment of debt (Note 5)                     --               (143,810)                    --
                                                        ------------           ------------           ------------

Net loss                                                $(10,128,114)          $ (6,881,012)          $ (1,577,340)
                                                        ============           ============           ============
Earnings per share:
     Basic:
         Loss before extraordinary item                 $       (.27)          $       (.17)          $       (.04)
         Extraordinary item                                       --                   (.01)                    --
                                                        ------------           ------------           ------------

     Net loss                                           $       (.27)          $       (.18)          $       (.04)
                                                        ============           ============           ============
     Diluted:
         Loss before extraordinary item                 $       (.27)          $       (.17)          $       (.04)
         Extraordinary item                                       --                   (.01)                    --
                                                        ------------           ------------           ------------

     Net loss                                           $       (.27)          $       (.18)          $       (.04)
                                                        ============           ============           ============

Weighted average number of shares outstanding             37,397,150             38,701,253             40,718,519
                                                        ============           ============           ============



See accompanying notes to financial statements.

                           UNIGENE LABORATORIES, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                  Years Ended December 31, 1997, 1998 and 1999


                                       Common Stock
                                ------------------------           Additional
                                Number of           Par             Paid-in         Accumulated       Treasury
                                 Shares            Value            Capital           Deficit          Stock              Total
                                 ------            -----            -------           -------          -----              -----
Balance,
January 1, 1997               35,352,824         $353,528        $55,829,641      $(44,322,006)    $     (1,031)      $11,860,132

Sale of stock                    695,066            6,951          2,941,648                  -               -         2,948,599

Settlement of
   contractual right             490,000            4,900          1,664,163                  -               -         1,669,063

Exercise of warrants             712,759            7,127          1,133,020                  -               -         1,140,147

Conversion of 9.5%
   Debentures and
   accrued interest              697,058            6,971            769,235                  -               -           776,206

Exercise of
   stock options                 282,350            2,823            433,229                  -               -           436,052

Conversion of 10%
   Debentures and
   accrued interest              220,465            2,205            398,225                  -               -           400,430

Conversion of
   notes payable -
   stockholders                   57,200              572            199,428                  -               -           200,000

Issuance of warrants
   and stock as
   compensation                   10,000              100            130,850                  -               -           130,950

Net loss                               -                -                  -       (10,128,114)               -       (10,128,114)
                              ----------         --------        -----------      ------------     ------------       -----------

                                                                         (continued)

                           UNIGENE LABORATORIES, INC.
                 STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
                  Years Ended December 31, 1997, 1998 and 1999


                                        Common Stock
                                ---------------------------           Additional
                                Number of            Par               Paid-in         Accumulated       Treasury
                                 Shares             Value              Capital           Deficit           Stock          Total
                                ---------          --------         ------------       ------------      --------       ----------
Balance,
December 31, 1997                38,517,722        $385,177          $63,499,439      $(54,450,120)       $(1,031)      $9,433,465

Conversion of 9.5%
   Debentures                       448,834           4,489              495,705                --             --          500,194

Conversion of notes
   payable - stockholders           163,635           1,636              220,091                --             --          221,727

Conversion of 10%
   Debentures and
   accrued interest                 214,131           2,141              202,234                --             --          204,375

Value of 5% Debentures
   allocated to beneficial
   conversion feature and
   related warrants                      --              --              686,796                --             --          686,796

Exercise of stock options            40,500             405               47,564                --             --           47,969

Issuance of warrants
   as compensation                       --              --                6,574                --             --            6,574

Net loss                                 --              --                   --        (6,881,012)            --       (6,881,012)
                                -----------        --------          -----------      ------------        -------       ----------

Balance,
   December 31, 1998             39,384,822         393,848           65,158,403       (61,331,132)        (1,031)       4,220,088

Conversion of 5%
   Debentures into
   Common Stock
   and Warrants                   3,528,125          35,281            1,859,994                --             --        1,895,275

Issuance of Common
   Stock as payment of
   interest on 5%
   Debentures                       175,237           1,753              189,207                --             --          190,960

Net loss                                 --              --                   --        (1,577,340)            --       (1,577,340)
                                -----------        --------          -----------      ------------        -------       ----------

Balance,
   December 31, 1999             43,088,184        $430,882          $67,207,604      $(62,908,472)       $(1,031)      $4,728,983
                                ===========        ========          ===========      ============        =======       ==========

See accompanying notes to financial statements.

                           UNIGENE LABORATORIES, INC.
                            STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1997, 1998 and 1999

                                                                                               Years Ended December 31,
                                                                                     ---------------------------------------------
                                                                                       1997             1998              1999
                                                                                       ----             ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                           $(10,128,114)     $(6,881,012)     $(1,577,340)
Adjustments to reconcile net loss to net cash used by operating activities:
    Non-cash settlement of contractual right                                          1,669,063               --               --
    Non-cash compensation                                                               130,950            6,574               --
    Depreciation and amortization                                                     1,530,469        1,552,734        1,558,663
    Amortization of beneficial conversion feature on 5% Debentures                           --          489,603          197,193
    20% premium on 5% Debentures                                                             --               --          400,000
    Payment of interest through the issuance of Common Stock                             40,931           44,060          190,960
    Write-off of other assets                                                                --           48,500           64,528
    Increase in contract receivable                                                          --         (316,058)      (3,210,171)
    (Increase) decrease in prepaid expenses and other current assets                    148,844          (55,424)        (188,092)
    Increase (decrease) in accounts payable and accrued expenses                        330,036          247,237        1,163,795
                                                                                   ------------      -----------      -----------
Net cash used for operating activities                                               (6,277,821)      (4,863,786)      (1,400,464)
                                                                                   ------------      -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction of leasehold and building improvements                                     (18,298)          (8,384)          (4,010)
Purchase of furniture and equipment                                                    (430,068)         (76,486)        (134,127)
Increase in patents and other assets                                                   (163,670)        (264,959)         (88,695)
                                                                                   ------------      -----------      -----------

Net cash used in investing activities                                                  (612,036)        (349,829)        (226,832)
                                                                                   ------------      -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sales of stock                                                          2,948,599               --               --
Proceeds from issuance of debt                                                               --        4,000,000        1,970,000
Repayment of debt and capital lease obligations                                              --         (304,138)         (62,739)
Exercise of stock options and warrants                                                1,576,199           47,969               --
Debt issuance and other costs                                                                --         (253,879)              --
                                                                                   ------------      -----------      -----------

Net cash provided by financing activities                                             4,524,798        3,489,952        1,907,261
                                                                                   ------------      -----------      -----------

Net increase (decrease) in cash and cash equivalents                                 (2,365,059)      (1,723,663)         279,965
Cash and cash equivalents at beginning of period                                      4,491,386        2,126,327          402,664
                                                                                   ------------      -----------      -----------

Cash and cash equivalents at end of period                                         $  2,126,327      $   402,664      $   682,629
                                                                                   ============      ===========      ===========

SUPPLEMENTAL CASH FLOW INFORMATION
Non-cash investing and financing activities:
Acquisition of equipment through capital leases                                              --      $   221,900      $    36,617
Conversion of convertible debentures and accrued
   interest into Common Stock                                                      $  1,176,636      $   707,069      $ 2,190,960
Conversion of notes payable - stockholders
   into Common Stock                                                               $    200,000      $   225,000               --
Value of beneficial conversion feature and related
   warrants on issuance of 5% Debentures                                                     --      $   686,796               --
                                                                                   ============      ===========      ===========
Cash paid for interest                                                             $     74,000      $   119,000      $    24,700
                                                                                   ============      ===========      ===========


See accompanying notes to financial statements.

                           UNIGENE LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1998 and 1999

1.   Description of Business

     Unigene Laboratories, Inc. (the "Company"), a biopharmaceutical company, was incorporated in the State of Delaware in 1980. The Company's single business segment focuses on research, production and delivery of therapeutic peptide hormones. The Company has concentrated most of its efforts to date on one product - Calcitonin, for the treatment of osteoporosis and other indications. The Company's initial products will be injectable, nasal and oral formulations of Calcitonin. The Company's Calcitonin products require clinical trials and approvals from regulatory agencies as well as acceptance in the marketplace. The Company's injectable Calcitonin product has been approved for marketing in all 15-member states of the European Union for the treatment of Paget's disease and hypercalcemia associated with malignancy. Through December 31, 1999, sales of injectable Calcitonin have not been significant. Although the Company believes its patents and patent applications are valid, the invalidation of its patents or the failure of certain of its pending patent applications to issue as patents could have a material adverse effect upon its business. The Company competes with specialized biotechnology companies, major pharmaceutical and chemical companies and universities and research institutions. Many of these competitors have substantially greater resources than does the Company. During 1997, 1998 and 1999, almost all of the Company's revenue was generated from one customer, Warner-Lambert Company (see Note 14).

2.   Summary of Significant Accounting Policies & Practices

     Segment Information -The Company is managed and operated as one business. The entire business is managed by a single management team that reports to the chief executive officer. The Company does not operate separate lines of business or separate business entities with respect to any of its product candidates. Accordingly, the Company does not prepare discrete financial information with respect to separate product areas or by location and does not have separately reportable segments as defined by Statement of Financial Accounting Standards
(SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information."

     Property, Plant and Equipment - Property, plant and equipment are carried at cost. Equipment under capital leases are stated at the present value of the minimum lease payments. Depreciation is computed using the straight-line method. Amortization of equipment under capital leases and leasehold improvements is computed over the shorter of the lease term or estimated useful life of the asset. Additions and improvements are capitalized, while repairs and maintenance are charged to expense as incurred.

     Research and Development - Research and development expenses include the costs associated with internal research and development by the Company and research and development conducted for the Company by outside advisors, sponsored university-based research partners and clinical study partners. All research and development costs discussed above are expensed as incurred.
Expenses reimbursed under research and development contracts, which are not refundable, are recorded as a reduction to research and development expense in the statement of operations.

     Revenue Recognition - Research and development contract revenues are recognized based upon the successful completion of various benchmarks as set forth in the individual agreements. Non-refundable license fees received upon execution of license agreements are recognized as revenue. Revenue from the sale of product is recognized upon shipment to the customer.

     In December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB No. 101"). SAB No. 101 summarizes certain of the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements and specifically addresses revenue recognition in the biotechnology industry for non-refundable technology access fees and other non-refundable fees. SAB No. 101 is effective for fiscal years beginning after December 15, 1999. The Company is evaluating SAB No. 101 and the effect it may have on the financial statements and its current revenue recognition policy.

     Patents and Other Intangibles - Patent costs are deferred pending the outcome of patent applications. Successful patent costs are amortized using the straight-line method over the lives of the patents. Unsuccessful patent costs are expensed when determined worthless. As of December 31, 1999, four of the Company's patents had issued in the U.S. and numerous have issued in various foreign countries. Various other applications are still pending. Other intangibles are recorded at cost and are amortized over their estimated useful lives. Accumulated amortization on patents and other intangibles is $104,625 and $143,638 at December 31, 1998 and 1999, respectively.

     Stock Option Plan - The Company accounts for stock options issued to employees and directors in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to
Employees", and related interpretations. As such, compensation expense is recorded on fixed stock option grants only if the current market price of the underlying stock exceeded the exercise price; compensation expense on variable stock option grants is estimated until the measurement date. As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation", the Company provides pro forma net income and pro forma earnings per share disclosures for employee and director stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and warrants issued to consultants on a fair value basis in accordance with SFAS No. 123.

     Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of - The Company accounts for the impairment of long-lived assets in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     Net Loss per Share - The Company computes and presents earnings per share ("EPS") in accordance with the provisions of SFAS No. 128, "Earnings Per Share". It requires presentation of both basic and diluted EPS for net income on the face of the statement of operations. Basic EPS is computed using the weighted average number of common shares outstanding during the period being reported on. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock at the beginning of the period being reported on and the effect was dilutive. The Company's net loss and weighted average shares outstanding used for computing diluted loss per share were the same as that used for computing basic loss per share for each of the years ended December 31, 1997, 1998 and 1999 because the Company's convertible debentures, stock options and warrants were not included in the calculation since the inclusion of such shares (approximately 4,330,000 potential shares of Common Stock at December 31, 1999) would be antidilutive.

     Cash Equivalents - The Company considers all highly liquid securities purchased with an original maturity of three months or less to be cash equivalents.

     Inventory - Inventories are stated at the lower of cost (using the first-in, first-out method) or market.

     Fair Value of Financial Instruments - The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Significant differences can arise between the fair value and carrying amounts of financial instruments that are recognized at historical cost amounts. The estimated fair values of all of the Company's financial instruments approximate their carrying amounts in the balance sheet with the exception of debt. The fair value of the Company's various debt instruments were derived by evaluating the nature and terms of each instrument and considering the prevailing economic and market conditions at the balance sheet date. The carrying amount of debt, including current portions and capital lease obligations,  is  $5,032,000  and  $5,573,000  at  December  31,  1998 and 1999,
respectively; and the fair value is estimated to be $5,229,000 and $4,906,000 at December 31, 1998 and 1999, respectively.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassifications - Certain prior years' amounts have been reclassified to conform to their 1999 presentation.

3.   Related Party Transactions

     Notes payable - stockholders. During 1995, members of the Levy family loaned to the Company $1,905,000. The notes evidencing these loans were issued to Warren P. Levy, Ronald S. Levy and Jay Levy, (collectively, the "Levys") each an officer and director of the Company, who at the time owned an aggregate of 10% of the Company's outstanding Common Stock, and to another member of their family. These notes bear interest at the Merrill Lynch Margin Loan Rate plus
 .25% (8.875% at December 31, 1999) and $1,850,000 of the aggregate principal amount is collateralized by security interests in the Company's Fairfield, New Jersey plant and equipment and Boonton, New Jersey equipment. Notes for $1,255,000 were originally payable on demand, but in any event not later than February 10, 1997. Another note for $650,000 was originally due on February 10, 1997. During 1996, a total of $440,000 in principal amount of the notes payable
- stockholders were repaid. On May 2, 1997, an aggregate of $200,000 in principal amount of these loans was converted into 57,200 shares of Common Stock at a conversion price of $3.4965 per share. The closing price of the Common Stock on May 1, 1997, as reported by the Nasdaq Stock Market, was $3.21875 per share. On August 6, 1998, an aggregate of $225,000 in principal amount of these loans was converted into 163,635 shares of Common Stock at a conversion price of $1.375 per share. The closing price of the Common Stock on August 5, 1998, as reported by the Nasdaq Stock Market, was $1.31 per share. Warren Levy and Ronald Levy each loaned to the Company an additional $50,000 during 1999. The balance of these loans, $1,140,000, has been classified as short-term as of December 31, 1999 as they are payable on demand.

     During 1999, Jay Levy loaned the Company $1,500,000 evidenced by demand notes bearing interest at 6% per year. During the third quarter of 1999, Jay Levy loaned the Company an additional $370,000 evidenced by term notes maturing January 2002 and bearing interest at 6% per year, and the $1,500,000 of demand notes were converted into 6% term notes maturing January 2002. The Company has granted Jay Levy a security interest in all of its equipment and a mortgage on its real property to secure payment of the term notes, which are senior to all notes payable to Warren Levy and Ronald Levy. The Company is required to make installment payments on the term notes commencing in October 1999 and ending in January 2002 in an aggregate amount of $72,426 per month. No installment payments were made during 1999 as Jay Levy has agreed not to demand such 1999 payments and has agreed that he will not, prior to January 1, 2001, declare all or any portion of the principal or the accrued interest on the notes immediately due and payable by reason of the failure of the Company to make, when due, any scheduled payment of principal or interest on any of the notes as permitted by the loan agreements.

     From time to time, the Levys also provide working capital loans to the Company. At December 31, 1998 and 1999, no working capital loans were outstanding.

4.   Property, Plant and Equipment

     Property, plant and equipment consisted of the following at December 31, 1998 and 1999:

                                                                    Estimated
                                                                   Depreciable
                                          1998           1999         Lives
                                          ----           ----         -----

Building and improvements .........   $ 1,373,975    $ 1,377,075    25 years
Leasehold improvements ............     8,479,312      8,480,222    Lease Term
Manufacturing equipment ...........     3,766,934      3,842,038    10 years
Laboratory equipment ..............     2,657,817      2,704,820    5 years
Other equipment ...................       466,523        466,523    10 years
Office equipment and furniture.....       315,186        327,206    5 years
Equipment under capital leases.....       221,900        258,517    Lease Term
                                      -----------    ------------
                                       17,281,647     17,456,401
Less accumulated depreciation and
     amortization .................     9,317,564     10,837,214
                                      -----------    ------------
                                        7,964,083      6,619,187
Land ..............................       121,167        121,167
                                      -----------    ------------
                                      $ 8,085,250    $ 6,740,354
                                      ===========    ============

     Depreciation and amortization expense on property, plant and equipment was $1,506,000, $1,520,000, and $1,520,000 in 1997, 1998 and 1999, respectively.

5.   Convertible Debentures

     In March 1996, the Company issued $3,300,000 of 9.5% Senior Secured Convertible Debentures in exchange for a secured loan of an equal amount. All of these debentures had been converted into approximately 2,924,000 shares of Common Stock as of November 15, 1998, the due date of the debentures.

     In March 1996, the Company completed a private placement of $9.08 million aggregate principal amount of 10% Convertible Debentures. The Company received net proceeds of approximately $8.1 million as a result of this placement. These debentures were to mature March 4, 1999, but as of December 31, 1998, all outstanding 10% Debentures have been converted or redeemed in full. Through December 31, 1998, $8,808,515 of principal amount of these debentures, plus approximately $355,000 of accrued interest, had been converted into approximately 4,838,000 shares of Common Stock. Due to restrictions on the total number of shares which could be issued upon conversion of the 10% Debentures, in October 1998 the Company redeemed in cash an additional $271,485 of principal, and in connection therewith paid to the holder $68,899 of accrued interest and $143,810 in redemption premiums, for an aggregate payment of $484,194. The cost of the redemption premium of $143,810 was recorded as an extraordinary loss in 1998.

     In 1996, the placement agent, in connection with the issuance of the 10% Debentures, received a five-year warrant to purchase 454,000 shares of Common Stock at an exercise price of $2.10 per share as partial compensation for services rendered. Through December 31, 1999, an aggregate of 322,000 of these warrants has been exercised and 132,000 remain unexercised.

     In June 1998, the Company completed a private placement of $4.0 million of 5% Convertible Debentures (the "5% Debentures"). The Company received net proceeds of approximately $3.75 million as a result of this placement. The 5% Debentures mature December 31, 2001, however, due to the events described below this debt is classified as a current liability on the Company's December 31, 1999 balance sheet. Interest on the 5% Debentures is payable in cash or, at the option of the Company, in Common Stock subject to the limitations described below. Beginning January 1, 1999, the 5% Debentures are convertible into (i) Common Stock at a conversion price (the "Conversion Price") equal to the lower of (a) $1.59 (the "Cap Price") and (b) the average of the four lowest closing bid prices of the Common Stock during the 18 trading days prior to the date of conversion (the "Market Price") and (ii) warrants, expiring five years from the date of issuance, to purchase a number of shares of Common Stock equal to 4% of the number of shares issuable upon conversion at an exercise price equal to 125% of the Conversion Price. Up to 15% of the original principal amount of the 5% Debentures may be converted per month on a non-cumulative basis; provided, however, that if the Market Price is greater than or equal to 120% of the Cap Price on the last conversion date in any month, then up to 20% of the original principal amount may be converted in such month. If a Debenture holder submits a Debenture for conversion and the Market Price is less than or equal to $1.1156, the Company may redeem the Debenture for (i) an amount equal to the principal amount thereof plus a premium of 12% per year from the date of issuance and (ii) warrants, expiring five years from the date of issuance, to purchase a number of shares of Common Stock equal to 25% of the number of shares that would have been issuable upon conversion of the Debenture at an exercise price equal to 135% of the Conversion Price at the time of redemption. Under the terms of the 5% Debentures, the Company is not permitted to issue more than an aggregate of 3,852,500 shares of Common Stock upon collectively the conversion of 5% Debentures, upon the exercise of the Warrants issued upon conversion or redemption of the 5% Debentures and as payment of interest on the 5% Debentures (the "Share Limit"). After the Share Limit is reached, the Company is obligated
(i) to redeem all 5% Debentures tendered for conversion at a price equal to 120% of the principal amount, plus accrued interest, and (ii) as to any Warrants exercised, to pay to the holder, in lieu of the issuance of shares, an amount in cash equal to the difference between the market price of the Common Stock and the exercise price of the Warrant multiplied by the number of shares issuable upon the exercise of the Warrant. The Companys' cash obligation with respect to the Warrants will depend on the number of Warrants issued and the market price of the Common Stock at time the Warrants are exercised. If the Company fails to redeem the 5% Debentures tendered for conversion after the Share Limit is exceeded (including payment of the accrued interest thereon) within three business days after receipt of the conversion notice, the interest rate on the 5% Debentures will permanently increase (i) to 7% per annum commencing on the first day of the 30-day period following the conversion notice, (ii) to 9% per annum commencing on the first day of each of the second and third such 30-day periods and (iii) an additional 1% per annum on the first day of each consecutive 30-day period thereafter until the 5% Debentures have been redeemed, provided that in no event can the rate of interest exceed the lesser of 20% per annum and the highest rate permitted by applicable law. In addition, if the Company's common stock is delisted from the Nasdaq National Market the Company is required to pay 2% per month of the aggregate outstanding principal amount of the 5% Debentures for any month or portion thereof and if such delisting period lasts for four months, then, at the option of the holder, the Company is obligated to redeem the 5% Debentures at a redemption price equal to 120% of the outstanding principal balance.

     During 1999, $2,000,000 in principal amount of the 5% Debentures was converted into 3,528,125 shares of Common Stock. Warrants exercisable at prices ranging from $.46 to $1.52 for 141,123 shares of Common Stock were issued upon these conversions. As of December 31, 1999, all of these warrants are exercisable, but none had been exercised. In addition, 175,237 shares of Common Stock were issued as payment of interest on the 5% Debentures.

     Accordingly, as of December 31, 1999, an aggregate of 3,703,362 shares of Common Stock has been issued in connection with the 5% Debentures. During December 1999, the Company was unable to convert $200,000 of the 5% Debentures tendered for conversion as such conversion would have exceeded the Share Limit. As a result, the Company is obligated to redeem the remaining $2,000,000 of outstanding 5% Debentures in cash at a price equal to 120% of the principal amount, plus accrued and unpaid interest. During the fourth quarter of 1999, the Company accrued the aforementioned 20% premium and charged interest expense for $400,000. In addition, because the $200,000 of 5% Debentures tendered for conversion were not redeemed within three business days, the interest rate on all outstanding debentures as of December 31, 1999 has increased to 7%. The Company has also failed to make the semi-annual interest payment that was due on January 5, 2000. Under the terms of the 5% Debentures, the interest rate as a consequence has increased to 20% per annum beginning in January 2000.

     Due to the delisting of its Common Stock from the Nasdaq National Market in October 1999, the Company is required to make payments to the holder of the 5% Convertible Debentures, in an amount equal to 2% per month of the aggregate principal amount of these debentures for any month or portion thereof. However, no such payments have been made as of December 31, 1999. The Company has accrued $137,000 as of December 31, 1999 due to this penalty as part of accrued interest.

     The Company in 1998 estimated the value of the beneficial conversion feature and related warrants at the issuance of the 5% Debentures to be approximately $687,000. Such amount was credited to additional paid-in capital and was amortized to interest expense over the earliest conversion periods using the effective interest method (approximately $490,000 and $197,000 for the years ended December 31, 1998 and 1999, respectively).

6.  Inventory - Inventory consists of the following:

                            Dec. 31, 1998                 Dec. 31, 1999
                            -------------                 -------------
Finished goods                  $319,775                      $596,359
Raw material                     250,572                       271,207
                            ------------                  ------------
         Total                  $570,347                      $867,566
                            ============                  ============

7.  Accrued expenses - Accrued expenses consist of the following:

                                                 Dec. 31, 1998         Dec. 31, 1999
                                                 -------------         -------------
     Interest                                        $594,611              $888,486
     Clinical trials/contract research                278,745               763,352
     Vacation pay                                     180,292               187,710
     Consultants                                       48,000               164,500
     Other                                            227,551               213,365
         Total                                   ------------          ------------
                                                   $1,329,199            $2,217,413
                                                 ============          ============

8.   Obligations Under Capital Leases

     The Company entered into various lease arrangements during 1998 and 1999 which qualify as capital leases.

     The future years' minimum lease payments under the capital leases, together with the present value of the net minimum lease payments, as of December 31, 1999 are as follows:

                           2000                                                                 $    89,700
                           2001                                                                      73,644
                           2002                                                                      32,031
                           2003                                                                      12,639
                                                                                                -----------
                                            Total minimum lease payments                            208,014
                  Less amount representing interest                                                  44,891
                                                                                                -----------
                                            Present value of net minimum lease payments             163,123
                  Less current portion                                                               69,708
                                                                                                -----------
                   Obligations under capital leases, excluding
                                            current portion                                     $    93,415
                                                                                                ===========

The discount rates on these leases vary from 12% to 18%.

9.   Obligations Under Operating Leases

     The Company is obligated under a 10-year net-lease, which began in February 1994, for its manufacturing facility located in Boonton, New Jersey. The Company has two 10-year renewal options as well as an option to purchase the facility. In addition, the Company leases laboratory equipment under various operating leases expiring in 2001 through 2002. Total future minimum rentals under these noncancelable operating leases as of December 31, 1999 are as follows:

                    2000                        $  218,110
                    2001                           207,819
                    2002                           197,529
                    2003                           185,322
                    2004                            15,444
                                                -----------
                                                $  824,224
                                                ===========

     Total rent expense was approximately $185,000, $209,000 and $243,000 for 1997, 1998 and 1999, respectively.

10.  Stockholders' Equity

     In October 1996, the Company completed a private placement of 4,218,804 Units at a price of $1.75 per Unit. Each Unit consisted of (i) one share of Common Stock, (ii) one quarter of a Class C Warrant, (each whole Class C Warrant was exercisable to purchase one share of Common Stock) and (iii) one quarter of a Class D Warrant (each whole Class D Warrant was exercisable to purchase one share of Common Stock). The Class C Warrants and the Class D Warrants each had an exercise price of $3.00 and expired unexercised on October 11, 1999. The fee paid to the placement agent in the transaction consisted of an additional 296,935 Units in lieu of cash compensation. The net proceeds to the Company were approximately $7.0 million.

     In October 1994, the Company entered into an agreement with a consultant whose compensation for its services included the issuance of warrants, exercisable at $3.00 per share, for the purchase of 1,000,000 shares of Common Stock. These warrants expired unexercised in October 1998. During 1996, another consultant's compensation included warrants to purchase a total of 400,000 shares of Common Stock at exercise prices ranging from $1.63 to $3.50 per share. These warrants expire in April 2001.

     In  connection  with the services  rendered by various  consultants  during
1997, the Company issued an aggregate of 75,000 stock purchase warrants, expiring from 1999 to 2002, exercisable at prices ranging from $2.25 to $3.41 per share, and 10,000 shares of Common Stock. Compensation expense recognized in 1997 as a result of these transactions was approximately $131,000. During 1998, the Company issued warrants to purchase 5,000 shares of Common Stock, expiring in 2003, to a consultant. These warrants are exercisable at $2.38, resulting in 1998 compensation expense of approximately $7,000.

     During 1997, an aggregate of 713,000 shares of Common Stock were issued due to the exercise of warrants with net proceeds to the Company of approximately $1,140,000. The exercise prices of these warrants ranged from $1.38 to $3.00 per share. During 1997, an aggregate of $1,181,000 in principal amount of convertible debentures, plus $41,000 of accrued interest, was converted into approximately 918,000 shares of Common Stock. During 1998, an aggregate of $681,000 in principal amount of convertible debentures, plus $44,000 of accrued interest, was converted into approximately 663,000 shares of Common Stock. During 1999, an aggregate of $2,000,000 in principal amount of convertible debentures, plus $191,000 of accrued interest, was converted into approximately 3,703,000 shares of Common Stock. See Note 5.

     As of December 31, 1999, there are warrants outstanding, all of which are currently exercisable, to purchase an aggregate of 1,802,000 shares of Common Stock at exercise prices ranging from $.46 to $3.50 per share, with a weighted average exercise price of $1.77.

11.  Stock Option Plans

     Under the Unigene Laboratories, Inc. 1984 Non-Qualified Stock Option Plan for Selected Employees (the "1984 Plan"), each option granted expires no later than the tenth anniversary of the date of its grant. The 1984 Plan terminated in November 1994; however, 30,000 options previously granted continue to be outstanding and exercisable under that plan as of December 31, 1999.

     During 1994, the Company's stockholders approved the adoption of the 1994 Employee Stock Option Plan (the "1994 Plan"). All employees of the Company are eligible to participate in the 1994 Plan, including executive officers and directors who are employees of the Company. The 1994 Plan is administered by the employee Stock Option Committee of the Board of Directors, which selects the employees to be granted options, fixes the number of shares to be covered by the options granted and determines the exercise price and other terms and conditions of each option. Originally, a maximum of 1,500,000 shares of Common Stock was reserved for issuance under the 1994 Plan. In June 1997, the stockholders of the Company approved an amendment to the 1994 Plan increasing the total number of shares authorized for issuance by 750,000 shares to 2,250,000 shares. Options granted under the 1994 Plan have a maximum term of ten years. The purchase price of the shares issuable upon the exercise of each option cannot be less than the fair market value of the Common Stock on the date that the option is granted. The 1994 Plan will terminate on June 16, 2004, unless earlier terminated.

     At the Company's 1999 Annual Meeting, the stockholders approved the adoption of a 1999 Directors Stock Option Plan (the "1999 Plan") to replace the 1994 Plan. Under the 1999 Plan, each person elected to the Board after June 23, 1999 who is not an employee will receive, on the date of his initial election, an option to purchase 21,000 shares of Common Stock. In addition, on May 1st of each year, commencing May 1, 1999, each non-employee director will receive an option to purchase 10,000 shares of Common Stock if he or she has served as a non-employee director for at least six months prior to the May 1st grant. Each option granted under the 1999 Plan will have a ten-year term and the exercise price of each option will be equal to the fair value of the Company's Common Stock on the date of the grant. A total of 350,000 shares of Common Stock are reserved for issuance under the 1999 Plan.

     The following summarizes activity for options granted to directors and employees under the 1984, 1994 and 1999 Plans:

                                                      Options         Weighted        Weighted
                                                    Exercisable        Average         Average
                                                     at End of       Grant-date       Exercise
                                       Options         Year          Fair Value         Price
                                       -------      -----------      ----------         -----

Outstanding January 1, 1997          1,574,315
     Granted                            64,000                         $2.31           $3.15
     Cancelled                         (39,500)                            -            2.28
     Exercised                        (282,350)                            -            1.61
                                     ---------
Outstanding December 31, 1997        1,316,465      1,023,090
                                                    =========
     Granted                           610,750                         $1.50           $1.99
     Cancelled                         (91,600)                            -            2.85
     Exercised                         (40,500)                            -            1.18
                                     ---------                                          ----
Outstanding  December 31, 1998       1,795,115      1,382,615
                                                    =========
     Granted                           438,000                          $0.55           $0.70
     Cancelled                        (187,250)                             -            2.17
     Exercised                               -                              -               -
                                     ---------                      =========       =========
Outstanding December 31, 1999        2,045,865      1,639,615
                                     =========      =========


     The table above excludes options to purchase 482,000 shares of Common Stock with a weighted average exercise price of $0.63 per share which have been allocated to employees during 1999 in anticipation of the adoption of a new employee stock option plan to replace the 1994 Plan. Such excess options will be granted if and when the stockholders approve the new employee stock option plan at the next annual stockholders' meeting. At the date the new plan is approved, the Company will recognize compensation expense for the excess of the fair value of the Company's Common Stock at the date the plan is approved over the exercise price of the options granted.

     A summary of options outstanding and exercisable, excluding the 1999 excess options described above, as of December 31, 1999, follows:

                                         Options Outstanding                                Options Exercisable
                       -------------------------------------------------------      -------------------------------------
                                              Weighted Ave.
       Range of                              Remaining Life      Weighted Ave.                               Weighted Ave.
    Exercise Price     Number Outstanding        (years)        Exercise Price      Number Exercisable      Exercise Price
    --------------     ------------------        -------        --------------      ------------------      --------------
        .50-.98           407,500                  9.9            $    .68                215,000            $    .65
       1.00-1.97          948,365                  7.0                1.78                781,865                1.77
       2.16-3.31          690,000                  6.6                2.80                642,750                2.81
                        ---------                                                       ---------
                        2,045,865                                     1.90              1,639,615                2.03
                        =========                                                       =========                ====

     As of December 31, 1999, options to purchase 107,925 shares and 330,000 shares of Common Stock were available for grant under the 1994 and 1999 Plans.

     The Company accounts for options granted to employees and directors under APB Opinion No. 25. Had compensation cost for options granted to employees and directors been determined consistent with SFAS No. 123, the Company's pro forma net loss and pro forma net loss per share would have been as follows as of December 31:

                                                     1997             1998             1999
                                                     ----             ----             ----
Net loss:
     As reported                              $   (10,128,114)     (6,881,012)     (1,577,340)
     Pro forma                                    (10,214,114)     (7,796,012)     (2,182,340)
                                              ===============      ==========      ==========
Basic and diluted net loss per share:
     As reported                              $         (0.27)          (0.18)          (0.04)
     Pro forma                                          (0.27)          (0.20)          (0.05)
                                              ===============      ==========      ==========

     The fair value of the stock options granted in 1997, 1998 and 1999 is estimated at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yields of 0%; expected volatility of 59% in 1997, 63% in 1998 and 74% in 1999; a risk-free interest rate of 5.25% in 1997, 4.8% in 1998 and 6.4% in 1999; and expected lives of 6 years.

     During 1995, the Company granted to a consultant options to purchase 10,000 shares of the Company's Common Stock, expiring in October 2000, immediately exercisable at $1.44 per share, none of which have been exercised.

12.  Income Taxes

     As of December 31, 1999, the Company had available for federal income tax reporting purposes net operating loss carryforwards in the amount of approximately $58,200,000, expiring from 2000 through 2019, which are available to reduce future earnings which would otherwise be subject to federal income taxes. In addition, the Company has investment tax credits and research and development credits in the amounts of $19,000 and $2,300,000, respectively, which are available to reduce the amount of future federal income taxes. These credits expire from 2000 through 2019. The Company has New Jersey operating loss carryforwards in the approximately amount of $24,950,000, expiring from 2003 through 2005, which are available to reduce future earnings which would otherwise be subject to State income tax.

     The Company follows SFAS No. 109, "Accounting for Income Taxes." Given the Company's past history of incurring operating losses, management believes that it is more likely than not that any deferred tax assets that are recognizable under SFAS No. 109 will not be recoverable. As of December 31, 1998 and 1999, under SFAS No. 109, the Company had deferred tax assets of approximately $26,300,000 and $26,000,000, respectively, subject to valuation allowances of $26,300,000 and $26,000,000, respectively. The deferred tax assets are generated primarily as a result of the Company's net operating losses and tax credits. The Company's ability to use such net operating losses may be limited by change in control provisions under Internal Revenue Code Section 382.

     In the fourth quarter of 1999, the Company realized a $1,553,000 tax benefit arising from the Company's state net operating loss carryforwards (NOLs) that had previously been subject to a full valuation allowance. The Company realized these deferred tax assets through the sale of a portion of its state tax NOLs under a New Jersey Economic Development Authority (the "NJEDA") program, which allows certain New Jersey taxpayers to sell their benefits to third parties. The Company has an additional $24,950,000 in NOLs that have been approved for sale although annual applications must be made to the NJEDA. In addition, the proceeds are subject to the continued funding of the program by the State of New Jersey as well as limitations based on the level of participation by other companies. As a result, future tax benefits will be recognized in the financial statements as specific sales are approved.

13.  Employee Benefit Plan

     The Company maintains a deferred compensation plan covering all full-time employees. The plan allows participants to defer a portion of their compensation on a pre-tax basis pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, up to an annual maximum for each employee set by the Internal Revenue Service. The Company's discretionary matching contribution expense for 1997, 1998 and 1999 was approximately $42,000, $43,000 and $44,000, respectively.

14.  Research and Licensing Revenue

     In July 1997, the Company entered into an agreement under which it granted to the Parke-Davis division of Warner-Lambert Company a worldwide license to use the Company's oral calcitonin technology. During 1997 the Company received $3.0 million for an equity investment and $3.0 million for a licensing fee. Several milestones were achieved during 1998, resulting in milestone revenue of $5.0 million. In February and August 1999, two pilot human studies for the Company's oral Calcitonin formulation were successfully concluded, resulting in milestone revenue totaling $5.0 million. In September 1999, the Company and Warner-Lambert identified an oral Calcitonin formulation to be used in the upcoming Phase I/II clinical study entitling the Company to milestone revenue of $4.5 million. The September 1999 milestone revenue is payable in installments of $500,000 due every 90 days beginning in September 1999, with the unpaid balance payable upon initiation of the Phase I/II study, which the Company expects to occur in the first half of 2000. At December 31, 1999, contract receivables on the balance sheet include $3.5 million due under this milestone. Under the terms of the license agreement, the Company is eligible to receive up to an additional $34.0 million in milestone revenue during the course of the development program. Early-stage milestones primarily relate to the product's performance characteristics, while the latter-stage milestones are primarily related to regulatory activities and approvals. If the product is successfully commercialized, the Company also would receive revenue from royalties on product sales by Warner-Lambert and its affiliates and from the sale of raw material to Warner-Lambert. An additional milestone was achieved in February 2000, resulting in a payment to the Company of $1.0 million.

15.  Settlement of Contractual Right

     In February 1997, the Company issued an aggregate of 490,000 shares of Common Stock to the holders of the Company's 9.5% Senior Secured Convertible Debentures in consideration for the cancellation of an obligation of the Company to pay to the holders a fee equal to 2% of the sum of the market value as of December 31, 1998 of all of the Company's outstanding shares of Common Stock plus the principal amount of all outstanding debt of the Company, less its cash on deposit, up to a maximum fee of $3,000,000. The expense associated with this transaction was valued at $1,669,000, based on a closing price of the Common Stock of $3.40625 on February 7, 1997.

16.  Liquidity

     The Company has incurred annual operating losses since its inception and, as a result, at December 31, 1999 has an accumulated deficit of approximately $62,908,000 and has a working capital deficiency of approximately $2,759,000. These factors raise substantial doubt about the Company's ability to continue as a going concern. However, the financial statements have been prepared on a going concern basis and as such do not include any adjustments that might result from the outcome of this uncertainty. The Company's cash requirements are approximately $10.0 million to $11.0 million per year to operate its research and peptide manufacturing facilities and develop its three Calcitonin products. In addition, the Company has principal and interest obligations over the next several years under its outstanding notes payable to stockholders and 5% Debentures. The Company's cash requirements related to the 5% Debentures include the redemption premium, delisting penalties and the increased interest rate described in Note 5.

     After receipt of $1.5 million from Warner-Lambert in February and March 2000, management believes that the Company has sufficient financial resources to sustain its operations at the current level into the second quarter of 2000. The Company will require additional funds to ensure continued operations beyond that time. The Company expects to receive additional amounts receivable from

Warner-Lambert during 2000 as a result of the milestone completed in September 1999. The Company also expects to achieve additional milestones under the Warner-Lambert agreement during 2000, which will result in further payments. However, there can be no assurance as to when or if the Company will achieve such milestones.

     In addition to the Warner-Lambert agreement, management is actively seeking other licensing and/or supply agreements with pharmaceutical companies for injectable and nasal forms of Calcitonin. These agreements could provide short-term funds to the Company in upfront payments as well as milestone payments. The Company is eligible to sell state tax benefits, to yield approximately $2.5 million, under a NJEDA program, which allows certain New Jersey taxpayers to sell their state tax benefits to third-parties. However, the proceeds will be received over the next few years and the size and timing of such proceeds are subject to the continued funding of the program by the State of New Jersey as well as limitations based on the level of participation by other companies. The Company must apply to the NJEDA each year to be eligible to receive approval for the sale of its benefits. There can be no assurance that any of these transactions will be completed or, if completed, that the terms and timing of such transactions would provide sufficient funds to sustain operations at the current level. In the absence of or the delay in achieving the Warner-Lambert milestones or in signing other agreements, obtaining adequate funds from other sources, which might include a debt or equity financing, would be necessary to sustain the Company's operations. However, there is no assurance as to the terms on which such additional funds would be available or that in such circumstances sufficient funds could be obtained. In addition, the delisting of the Company's Common Stock by the Nasdaq National Market also may have an adverse affect on the Company's ability to raise equity-based capital.

     While the Company believes that the Warner-Lambert licensing transaction will satisfy the Company's liquidity requirements over the near-term, satisfying the Company's long-term liquidity requirements will require the successful commercialization of the product licensed to Warner-Lambert and/or one of its other Calcitonin products. In addition, the commercialization of its Calcitonin products will require the Company to incur additional capital expenditures, including expenditures to expand or upgrade the Company's manufacturing operations to satisfy all of its Calcitonin supply obligations under the Warner-Lambert license agreement. However, neither the cost or timing of such capital expenditures are determinable at this time.

                           UNIGENE LABORATORIES, INC.
                            CONDENSED BALANCE SHEETS

                                                                 December 31, 1999     September 30, 2000
                                                                                          (Unaudited)
                                                                 -----------------     -------------------
ASSETS
Current assets:
     Cash and cash equivalents                                     $    682,629         $     48,928
     Contract receivables                                             3,526,229            1,312,782
     Prepaid expenses                                                   210,195              150,456
     Inventory                                                          867,566            1,333,766
                                                                 -----------------     -------------------
              Total current assets                                    5,286,619            2,845,932

Property, plant and equipment - net of accumulated
depreciation and amortization                                         6,740,354            5,995,717
Patents and other intangibles, net                                    1,264,268            1,295,894
Investment in joint venture                                                  --              900,000
Other assets                                                            486,612              414,514
                                                                 -----------------     -------------------
                                                                   $ 13,777,853         $ 11,452,057
                                                                 =================     ===================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                              $  1,258,334         $  2,473,497
     Accrued expenses                                                 2,217,413            3,490,867
     Notes payable - stockholders                                     1,140,000            2,498,323
     Current portion - long-term notes payable -
     stockholders                                                       960,606            1,583,881
     5% convertible debentures                                        2,400,000            2,400,000
     Current portion - capital lease obligations                         69,708               69,708
                                                                 -----------------     -------------------
              Total current liabilities                               8,046,061           12,516,276

Notes payable - stockholders, excluding current portion                 909,394              286,119
Joint venture obligation, excluding current portion                          --              495,000
Capital lease obligations, excluding current portion                     93,415               41,460
Commitments and contingencies
Stockholders' equity (deficit):
     Common  Stock - par value $.01 per  share,  authorized
     60,000,000 shares, issued 44,044,009 shares in 2000
     and 43,088,184 shares in 1999                                      430,882              444,046
     Additional paid-in capital                                      67,207,604           69,699,693
     Deferred stock option compensation                                      --             (410,297)
     Accumulated deficit                                            (62,908,472)         (71,619,209)
     Less: Treasury stock, at cost, 7,290 shares                         (1,031)              (1,031)
                                                                 -----------------     -------------------
              Total stockholders' equity (deficit)                    4,728,983           (1,886,798)
                                                                 -----------------     -------------------
                                                                   $ 13,777,853         $ 11,452,057
                                                                 =================     ===================

See notes to condensed financial statements.

                           UNIGENE LABORATORIES, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                             Three Months Ended                         Nine Months Ended
                                                                September 30,                              September 30,
                                                           1999                2000                  1999                 2000
                                                      ---------------------------------        -----------------------------------
Licensing and other revenue                           $  7,000,733         $  1,359,164         $  9,527,575         $  2,361,190
                                                      ------------         ------------         ------------         ------------
Operating expenses:
     Research and development                            2,651,584            2,905,285            7,261,543            7,835,759
     General and administrative                            561,811              800,717            1,653,944            2,417,786
                                                      ------------         ------------         ------------         ------------
                                                         3,213,395            3,706,002            8,915,487           10,253,545
                                                      ------------         ------------         ------------         ------------
Operating income (loss)                                  3,787,338           (2,346,838)             612,088           (7,892,355)
                                                      ------------         ------------         ------------         ------------
Other income (expense):
     Interest income                                        13,308                4,650               28,850               41,165
     Interest expense                                     (108,052)            (312,344)            (489,709)            (859,547)
                                                      ------------         ------------         ------------         ------------
                                                           (94,744)            (307,694)            (460,859)            (818,382)
                                                      ------------         ------------         ------------         ------------
Net income (loss)                                     $  3,692,594         $ (2,654,532)        $    151,229         $ (8,710,737)
                                                      ============         ============         ============         ============
Net income (loss) per share, basic and diluted        $        .09         $       (.06)        $        --          $       (.20)
                                                      ============         ============         ============         ============
Weighted average number of shares outstanding:
                           Basic:                       41,169,120           44,279,250           40,284,824           43,868,779
                                                      ============         ============         ============         ============
                           Diluted:                     43,159,961           44,279,250           40,284,824           43,868,779
                                                      ============         ============         ============         ============

See notes to condensed financial statements.

                           UNIGENE LABORATORIES, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                         Nine Months Ended
                                                                           September 30,
                                                                 --------------------------------
                                                                    1999                2000
                                                                 --------------------------------
Net cash used for operating activities                           $(1,553,470)        $(3,085,949)
                                                                 -----------         -----------

Investing activities:
     Purchase of equipment and furniture                             (75,263)           (245,259)
     Increase in patents and other assets                            (19,753)            (22,568)
     Construction of leasehold and building improvements              (4,010)           (187,704)
                                                                 -----------         -----------
                                                                     (99,026)           (455,531)
                                                                 -----------         -----------
Financing activities:
     Issuance of stockholder notes                                 1,970,000           1,358,323
     Exercise of stock options and warrants                               --           1,601,411
     Repayment of capital lease obligations                          (51,789)            (51,955)
                                                                 -----------         -----------
                                                                   1,918,211           2,907,779
                                                                 -----------         -----------
Net increase (decrease) in cash and cash equivalents                 265,715            (633,701)
Cash and cash equivalents at beginning of year                       402,664             682,629
                                                                 -----------         -----------
Cash and cash equivalents at end of period                       $   668,379         $    48,928
                                                                 ===========         ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
Non-cash investing and financing activities:
Investment in joint venture and related obligation                        --         $   900,000
                                                                 ===========         ===========
Conversion of convertible debentures and accrued interest
into Common Stock                                                $ 1,390,959                  --
                                                                 ===========         ===========
Cash paid for interest                                           $    17,448         $    22,000
                                                                 ===========         ===========

See notes to condensed financial statements.

                           UNIGENE LABORATORIES, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (Unaudited)

NOTE A - BASIS OF PRESENTATION

     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000. For further information, please refer to the Company's financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1999.

     In December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 summarizes certain of the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements and specifically addresses revenue recognition in the biotechnology industry for non-refundable technology access fees and other non-refundable fees. The Company must adopt SAB 101, as amended, in the fourth quarter of 2000 with an effective date of January 1, 2000, and the recognition of a cumulative effect adjustment, if any, calculated as of January 1, 2000. The Company is evaluating SAB 101 and the effect it may have on the financial statements and its current revenue recognition policy.

NOTE B - LIQUIDITY

     The Company has incurred annual operating losses since its inception and, as a result, at September 30, 2000 had an accumulated deficit of approximately $71,619,000 and a working capital deficiency of approximately $9,670,000. The independent auditors' report covering the Company's 1999 financial statements includes an explanatory paragraph that states the above factors raise substantial doubt about the Company's ability to continue as a going concern. However, the financial statements have been prepared on a going concern basis and as such do not include any adjustments that might result from the outcome of this uncertainty.

     The Company's cash requirements to operate its research and peptide manufacturing facilities and develop its products are approximately $10 to 11 million per year. In addition to its obligations with respect to its outstanding 5% convertible debentures (the "5% Debentures"), the Company has principal and interest obligations over the next several years under its outstanding notes payable to stockholders which consists of $2,498,000 in demand notes and $1,870,000 in term notes. The Company is also obligated to fund the joint venture investment described in Note E.

     While the Company believes that the execution of a license agreement for its nasal Calcitonin product, along with additional milestone payments under the license agreement with Pfizer (successor to Warner-Lambert) would satisfy the Company's liquidity requirements over the near-term, satisfying the Company's long-term liquidity requirements will require the successful commercialization of the product licensed to Pfizer and/or one or more of its other products. In addition, the commercialization of its oral Calcitonin product will require the Company to incur additional capital expenditures to expand or upgrade the Company's manufacturing operations to satisfy all of its Calcitonin supply obligations under the Pfizer license agreement. However, neither the cost or timing of such capital expenditures is determinable at this time.

     Due to the receipt of $1 million from the sale in December 2000 of a portion of our unused New Jersey net operating loss carryovers, the Company believes that it has sufficient financial resources to sustain its operations at the current level into the first quarter of 2001. The Company will require additional funds to ensure continued operations beyond that time. Payment of the obligations under the 5% Debentures also may require additional financing. For near term additional funds, the Company expects to shortly sign one or more licensing agreements including a nasal calcitonin licensing agreement currently under negotiation which could provide up-front and other payments. In addition to a possible nasal calcitonin license agreement, the Company is actively seeking to enter into other licensing and/or supply agreements with pharmaceutical companies for its Calcitonin products and other peptide products that can be manufactured and/or delivered using its patented technologies. These agreements could provide funds to the Company in upfront and milestone payments. However, there is no assurance as to when or if the Company might enter into any such additional agreements. One potential source of financing is the transaction that Unigene has entered into with Fusion. See "Recent Developments." However, sales of Unigene common stock to Fusion cannot begin until a registration statement registering the shares for resale by Fusion is declared effective by the SEC. Unigene cannot predict with certainty if or when this will occur. The transaction with Fusion could provide Unigene with sufficient funding to sustain its operations for up to two years, beginning in the first quarter of 2001.

NOTE C - NOTES PAYABLE - STOCKHOLDERS

     During February 2000 Jay Levy, the chairman of the board and an officer of the Company, loaned the Company $300,000 evidenced by demand notes bearing interest at the Merrill Lynch Margin Loan Rate plus .25%. The Company repaid this loan in April 2000. During the third quarter of 2000, Jay Levy and another family member loaned the Company an aggregate of $1,280,000 and Warren Levy and Ronald Levy, officers and directors of the Company, loaned the Company an aggregate of $78,323 evidenced by demand notes bearing interest at the Merrill Lynch Margin Loan Rate plus .25%.

NOTE D - CONVERTIBLE DEBENTURES

     In June 1998, the Company completed a private placement of $4 million in principal amount of 5% Debentures from which it realized net proceeds of approximately $3.75 million. The 5% Debentures were convertible into shares of Common Stock and, in addition, provided that (i) the interest on the 5% Debentures, at the option of the Company, was payable in shares of Common Stock and (ii) upon conversion, the holder was entitled to receive warrants to purchase a number of shares of Common Stock equal to 4% of the number of shares issued pursuant to the conversion (the "Warrants"). However, the number of shares of Common Stock that the Company was obligated to issue, in the aggregate, upon conversion, when combined with the shares issued in payment of interest and upon the exercise of the Warrants, is limited to 3,852,500 shares (the "Share Limit"). After this Share Limit is reached, the Company is obligated to redeem all 5% Debentures tendered for conversion at a redemption price equal to 120% of the principal amount, plus accrued interest. In December 1999, the Company was unable to convert $200,000 of the 5% Debentures tendered for conversion because the conversion would have exceeded the Share Limit. As a result, the Company accrued as of December 31, 1999 the 20% premium on the outstanding $2,000,000 in principal amount of the 5% Debentures that had not been converted in the amount of $400,000. As of September 30, 2000, all of the $2,000,000 in principal amount of 5% Debentures have been tendered for conversion and therefore are classified as a current liability.

     Through September 30, 2000, the Company has issued a total of 3,703,362 shares of Common Stock upon conversion of $2 million in principal amount of the 5% Debentures or in payment of interest thereon, and issued an additional 103,032 shares of Common Stock upon the cashless exercise of all of the 141,123 Warrants issued upon conversion of the 5% Debentures.

     On January 5, 2000, the Company failed to make the required semi-annual interest payment on the outstanding 5% Debentures. As a result, the interest rate on the outstanding 5% Debentures has increased to 20% per year. The semi-annual interest payment due July 5, 2000 was also not made by the Company.

As of September 30, 2000, the accrued and unpaid interest on the 5% Debentures totaled approximately $366,000.

     In addition, due to the delisting of the Common Stock from the Nasdaq National Market in October 1999, the Company became obligated under a separate agreement to pay the holder of the 5% Debentures an amount equal to 2% of the outstanding principal amount of the debentures per month. The Company has not made any of these payments to date, but has accrued the amounts as interest expense. As of September 30, 2000, the accrued and unpaid amount totaled approximately $497,000.

     The holder of the 5% Debentures has commenced an arbitration proceeding in which the holder claims that it is entitled, as of June 30, 2000, to payments in respect of the 5% Debentures in the amount of approximately $3.4 million. The parties have had settlement discussions in an effort to arrive at a mutually satisfactory settlement. The outcome of this proceeding is uncertain.

NOTE E - JOINT VENTURE

     In June 2000, the Company entered into a joint venture with the Shijiazhuang Pharmaceutical Group ("SPG"), a pharmaceutical company in the People's Republic of China. The joint venture will manufacture and distribute injectable and nasal Calcitonin products for the treatment of osteoporosis in China and possibly other selected Asian markets. The Company will own 45% of the joint venture and will receive 45% of the joint venture profits. The Company will account for its investment under the equity method. In the first phase of the collaboration, SPG will contribute its existing injectable calcitonin license to the joint venture, which will allow the joint venture to sell the Company's product under this license. The joint venture would need to file a New Drug Application (NDA) in China for its injectable and nasal products. In addition, brief local clinical trials may be required. If the product is successful, the joint venture may establish a facility to fill injectable and nasal Calcitonin products containing bulk Calcitonin produced at the Company's Boonton, New Jersey plant and plans to eventually manufacture the bulk drug in China in a new facility to be constructed by the joint venture. This would require local financing by the joint venture. As of September 30, 2000, the joint venture had not yet begun operations.

     Under the terms of the joint venture agreement, the Company is obligated to contribute up to $405,000 in cash during the next 12 months and up to an additional $495,000 in cash within two years thereafter. However, these amounts may be reduced or offset by the Company's share of joint venture profits. No amounts have been invested as of September 30, 2000.

     In addition, the Company is obligated to pay to the Qingdao General Pharmaceutical Company an aggregate of $350,000 in 14 monthly installment payments of $25,000 in order to terminate its former joint venture in China, of which $75,000 had been paid as of September 30, 2000. The entire $350,000 obligation was recognized as an expense in the second quarter of 2000.

NOTE F - INVENTORY

     Inventories are stated at the lower of cost (using the first-in, first-out method) or market and consist of the following:

                                  September 30, 2000     December 31, 1999

     Finished goods.........        $  1,002,729           $    596,359

     Raw materials..........             331,037                271,207
                                   --------------         --------------
                Total.......        $ 1,333,766            $    867,566
                                   ==============         ==============

NOTE G - STOCK OPTION PLAN

     In November 1999, the Board of Directors approved, subject to stockholder approval, the adoption of a new Stock Option Plan (the "New Plan") to replace the 1994 Employee Stock Option Plan (the "1994 Plan"). All employees (including directors who are employees), as well as certain consultants, are eligible to receive option grants under the New Plan. Options granted under the New Plan have a ten-year term and an exercise price equal to the market price of the Common Stock on the date of the grant. A total of 4,000,000 shares of Common Stock are reserved for issuance under the New Plan.

     In November 1999, the Board granted under the New Plan, to employees of the Company, stock options to purchase an aggregate of 482,000 shares (of which 14,650 shares were subsequently cancelled) of Common Stock at an exercise price of $0.63 per share, the market price on the date of grant. Each of the grants was made subject to stockholder approval of the New Plan. At the Company's June 6, 2000 Annual Meeting, the stockholders approved the New Plan. In accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", the measurement date for valuing the stock options for the purpose of determining compensation expense was June 6, 2000, the date of stockholder approval. The market price of the Common Stock on this date was $2.093 per share. Therefore, an aggregate of $683,733 will be charged to compensation expense over the vesting periods of the options, which vest in approximately 50% increments on November 5, 2000 and November 5, 2001. The Company recognized $68,359 and $205,077 as compensation expense in the second and third quarters of 2000, respectively, leaving a balance of $410,297 as deferred stock option compensation.

                                     Part II

                     Information Not Required in Prospectus

Item 13.  Other Expenses of Issuance and Distribution*

     The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee..............  $   2,529
Blue Sky fees and expenses.......................................      5,485
Accounting fees and expenses.....................................     15,000
Legal fees and expenses..........................................     45,000
Registrar and transfer agent's fees and expenses.................      1,000
Printing and engraving expenses..................................          0
Miscellaneous....................................................          0
                                                                   ----------
Total expenses...................................................  $  69,014
                                                                   ==========

Item 14.  Indemnification of Directors and Officers

     Article VI of the Registrant's By-laws requires the Registrant to indemnify each of its directors and officers to the extent permitted by the Delaware General Corporation Law ("DGCL"). Section 145 of the DGCL provides that a corporation may indemnify any person, including any officer or director, who was or is a party, or who is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 also provides that a corporation may indemnify any person, including any officer or director, who was or is a party, or who is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper. To the extent that a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation is required under Delaware law to indemnify that person against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

     The Registrant's Certificate of Incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director. However, a director will be liable for any breach of his duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, any transaction from which the director derived an improper personal benefit, or payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.

Item 15.  Recent Sales of Unregistered Securities

     Since September 30, 1997, Unigene has made the following sales of securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"):

     (1) During the quarter ended December 31, 1997, Unigene sold for cash 7,500 shares of Unigene common stock to a financial consultant upon the exercise of an equal number of warrants, each exercisable to purchase one share of Unigene common stock at an exercise price of $2.00 per share. The sale of such shares was effected without registration in reliance on an exemption under Section 4
(2) of the Securities Act.

     (2) On June 29, 1998, Unigene sold for cash $4,000,000 in aggregate principal amount of its 5% convertible debentures due December 31, 2001 (the "5% Debentures") to The Tail Wind Fund, Ltd. The sale of the 5% Debentures was effected without registration in reliance on an exemption under Section 4(2) of the Securities Act. Interest on the 5% Debentures is payable in cash or, at the option of Unigene, in Unigene common stock. Beginning January 1, 1999, the 5% Debentures became convertible into (i) Unigene common stock at a conversion price (the "Conversion Price") equal to the lower of (a) $ 1.59 (the "Cap Price") and (b) the average of the four lowest closing bid prices of the Unigene common stock during the 18 trading days prior to the date of conversion (the "Market Price") and (ii) warrants, expiring five years from the date of issuance, to purchase a number of shares of Unigene common stock equal to 4% of the number of shares issuable upon conversion at an exercise price equal to 125% of the Conversion Price.

     (3) On August 6, 1998, Unigene issued 163,635 shares of Unigene common stock upon the conversion of $225,000 in principal amount of loans made by officers of Unigene. All of such shares were issued by Unigene without registration in reliance on an exemption under Section 4 (2) of the Securities Act.

     (4) In the quarter ended September 30, 1998, Unigene issued 214,131 shares of Unigene common stock upon the conversion of $222,575 in principal amount of and accrued interest on Unigene's 10% Convertible Debentures due March 4, 1999. All of such shares were issued by Unigene without registration in reliance on an exemption under Section 3(a) (9) of the Securities Act.

     (5) In the quarter ended December 31, 1998, Unigene issued 448,834 shares of Unigene common stock upon the conversion of $502,694 in principal amount of Unigene's 9.5% Convertible Debentures. All of such shares were issued by Unigene without registration in reliance on an exemption under Section 3(a) (9) of the Securities Act.

     (6) In January 1999, Unigene issued 79,384 shares of Unigene common stock as payment of approximately $101,000 in accrued interest on the 5% Debentures. All of such shares were issued by Unigene without registration in reliance on an exemption under Section 4 (2) of the Securities Act.

     (7) In January 1999, Unigene issued 164,102 shares of Unigene common stock upon the conversion of $200,000 in principal amount of the 5% Debentures. All of the shares were issued by Unigene without registration in reliance on an exemption under Section 3(a)(9) of the Securities Act.

     (8) During the quarter ended June 30, 1999, $1,000,000 in principal amount of the 5% Debentures were converted into (a) 1,457,458 shares of Unigene common stock and (b) warrants, expiring April through June 2004, to purchase an aggregate of 58,298 shares of Unigene common stock at exercise prices ranging from $.78 to $1.15 per share. All of such shares and warrants were issued by Unigene without registration in reliance on an exemption under Section 3(a)(9) of the Securities Act.

     (9) In July 1999, Unigene issued 95,853 shares of Unigene common stock as payment of approximately $90,000 in accrued interest on the 5% Debentures. All of such shares were issued by Unigene without registration in reliance on an exemption under Section 4 (2) of the Securities Act.

     (10) During the quarter ended December 31, 1999, $800,000 of principal amount of the 5% Debentures were converted into (a) 1,906,565 shares of Unigene common stock and (b) warrants, expiring in 2004, to purchase an aggregate of 76,261 shares of Unigene common stock at exercise prices ranging from $.46 to $.60 per share. All of such shares and warrants were issued by Unigene without registration in reliance on an exemption under Section 3(a) (9) of the Securities Act.

     (11) In the quarter ended March 31, 2000, Unigene issued for cash 626,036 shares of Unigene common stock upon the exercise of an equal number of warrants exercisable to purchase one share of Unigene common stock at exercise prices ranging from $1.38 to $2.43 per share. An additional 103,032 shares of Unigene common stock were issued upon the cashless exercise of a total of 141,123 warrants at exercise prices ranging from $.46 to $1.52 per share. All of such shares were issued by Unigene without registration in reliance on an exemption under Section 4 (2) of the Securities Act.

     (12) In the quarter ended June 30, 2000, Unigene issued 56,007 shares of Unigene common stock upon the cashless exercise of a total of 116,666 warrants at exercise prices ranging from $1.38 to $1.44 per share. All of such shares were issued by Unigene without registration in reliance on an exemption under
Section 4 (2) of the Securities Act.

     (13) In the quarter ended September 30, 2000, Unigene issued 99,860 shares of Unigene common stock upon the cashless exercise of a total of 205,834 warrants and options at exercise prices ranging from $1.38 to $1.44 per share. In addition, Unigene issued for cash 224,500 shares of Unigene common stock upon the exercise of warrants at exercise prices ranging from $1.38 to $1.50 per share. All of the shares were issued by Unigene without registration in reliance on an exemption under Section 4 (2) of the Securities Act.

     (14) In the quarter ended December 31, 2000, Unigene issued 185,000 shares of Unigene common stock in payment for services provided to Unigene. All of the shares were issued by Unigene without registration in reliance on an exemption under Section 4 (2) of the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules

          (a)  Exhibits:

   Exhibit
    Number                    Description

   3.1 Certificate of Incorporation of the Registrant and Amendments thereto to July 1, 1986 (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 33-6877 on Form S-1, filed July 1, 1986).

   3.1.1 Amendments to Certificate of Incorporation filed July 29, 1986 and May 22, 1987 (incorporated by reference to Exhibit 3.1.1 to the
          Registrant's Registration Statement No. 33-6877 on Form S-1, filed July 1, 1986).

   3.1.2 Amendment to Certificate of Incorporation filed August 22, 1997 (incorporated by reference to Exhibit 3.1.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
          1997).

   3.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

   4.2 Specimen Certificate for Common Stock, par value $.01 per share incorporated by reference to Exhibit 3.1.1 to the Registrant's Registration Statement No. 33-6877 on Form S-1, filed July 1, 1986).

   5.1 Opinion of Covington & Burling, as to the legality of certain of the shares being registered. **

   10.1 Lease agreement between the Registrant and Fulton Street Associates, dated May 20, 1993 (incorporated by reference to Exhibit 10.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992 (File No. 0-16005)).

   10.2 1994 Employee Stock Option Plan (incorporated by reference to the Registrant's Definitive Proxy Statement dated April 28, 1994, which is set forth as Appendix A to Exhibit 28 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993(File No. 0-16005)).

   10.3 Directors Stock Option Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 0-16005)).

   10.4 Mortgage and Security Agreement between the Registrant and Jean Levy dated February 10, 1995 (incorporated by reference to Exhibit 10.4 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

   10.5 Loan and Security Agreement between the Registrant and Jay Levy, Warren P. Levy and Ronald S. Levy dated March 2, 1995 (incorporated by reference to Exhibit 10.5 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

   10.6 Employment Agreement between the Registrant and Warren P. Levy, dated January 1, 2000 (incorporated by reference to Exhibit 10.6 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

   10.7 Employment Agreement between the Registrant and Ronald S. Levy, dated January 1, 2000 (incorporated by reference to Exhibit 10.7 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

   10.8 Employment Agreement between the Registrant and Jay Levy, dated January 1, 2000 (incorporated by reference to Exhibit 10.8 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

   10.9 Split Dollar Agreement dated September 30, 1992 between the Registrant and Warren P. Levy (incorporated by reference to Exhibit 10.9 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

   10.10 Split Dollar Agreement dated September 30, 1992 between the Registrant and Ronald S. Levy (incorporated by reference to Exhibit 10.10 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

   10.11 Loan and Security Agreement between the Registrant and Dejufra, Inc. dated March 15, 1995 (incorporated by reference to Exhibit 10.11 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

   10.12 Amendment to Loan Agreement and Security Agreement between the Registrant and Jay Levy, Warren P. Levy and Ronald S. Levy dated March 20, 1995 (incorporated by reference to Exhibit 10.12 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

   10.13 Registration Rights Agreement between the Registrant and Swartz Investments, LLC dated March 12, 1996 (incorporated by reference to
          Exhibit 10.13 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

   10.14  Amendment to Loan and Security  Agreement  between the  Registrant and
          Jay Levy, Warren P. Levy and Ronald S. Levy dated June 29, 1995 (incorporated by reference to Exhibit 10.14 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

   10.15 Promissory Note between the Registrant and Jay Levy, Warren P. Levy and Ronald S. Levy dated June 29, 1995 (incorporated by reference to
          Exhibit 10.15 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

   10.16 Letter Agreement dated as of February 7, 1997 among the Registrant, Olympus Securities, Ltd. and Nelson Partners (incorporated by reference to Exhibit 10.15 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997).

   10.17 License Agreement, dated as of July 15, 1997, between the Registrant and Warner-Lambert Company (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, dated July 15, 1997).

   10.18 Stock Purchase Agreement, dated as of July 15, 1997, between the Registrant and Warner-Lambert Company (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K, dated July 15, 1997).

   10.19 Purchase Agreement, dated June 29, 1998, between the Registrant and The Tail Wind Fund, Ltd. (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

   10.20 Registration Rights Agreement, dated June 29, 1998, between the Registrant and The Tail Wind Fund, Ltd. (incorporated by reference to
          Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

   10.21  Form  of  Promissory   Note  between  the   Registrant  and  Jay  Levy
          (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

   10.22 Form of Promissory Note between the Registrant and Warren Levy and Ronald Levy (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

   10.23 Amendment to Loan Agreement and Security Agreement between the Registrant and Jay Levy, Warren Levy and Ronald Levy dated June 25, 1999 (incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

   10.24 Amended and Restated Secured Note between the Registrant and Jay Levy dated July 13, 1999 (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

   10.25 Amended and Restated Security Agreement between the Registrant and Jay Levy, Warren P. Levy and Ronald S. Levy dated July 13, 1999
          (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
          1999).

   10.26 Subordination Agreement between the Registrant and Jay Levy, Warren P. Levy and Ronald S. Levy dated July 13, 1999 (incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

   10.27 Mortgage and Security Agreement dated July 13, 1999, between the Registrant and Jay Levy (incorporated by reference to Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

   10.28 $70,000 Secured Note between the Registrant and Jay Levy dated July 30, 1999 (incorporated by reference to Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

   10.29 $200,000 Secured Note between the Registrant and Jay Levy dated August 5, 1999 (incorporated by reference to Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
          1999).

   10.30 Modification of Mortgage and Security Agreement between the Registrant and Jay Levy dated August 5, 1999 (incorporated by reference to
          Exhibit 10.7 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

   10.31 Amendment to Security Agreement and Subordination Agreement between the Registrant and Jay Levy, Warren Levy and Ronald Levy dated August 5, 1999 (incorporated by reference to Exhibit 10.8 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
          1999).

   10.32 Joint Venture Contract between Shijiazhuang Pharmaceutical Group Company, Ltd., and Unigene Laboratories, Inc., dated June 15, 2000 (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, with certain confidential information omitted and filed separately with the Secretary of the Commission).

   10.33 Articles of Association of Shijiazhuang-Unigene Pharmaceutical Corporation Limited, dated June 15, 2000 (incorporated by reference to
          Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, with certain confidential information omitted and filed separately with the Secretary of the Commission).

   10.34 2000 Stock Option Plan (incorporated by reference to Attachment A to the Registrant's Schedule 14A, dated April 28, 2000, containing the Registrant's Definitive Proxy Statement for its 2000 Annual Meeting of Stockholders (File No. 0-16005)).

   10.35 Common Stock Purchase Agreement, dated December 18, 2000, between the Registrant and Fusion Capital Fund II, LLC.*

   10.36 Registration Rights Agreement, dated December 18, 2000, between the Registrant and Fusion Capital Fund II, LLC.*

   23.1   Consent of KPMG LLP.**

   23.2 Consent of Covington & Burling (included in opinion filed as Exhibit 5.1)**.

   24.1   Powers  of  Attorney  of  Directors  of  Unigene  Laboratories,   Inc.
          (included on signature page)

   27     Financial Data Schedules**

--------------
     *    Previously filed
     **   Filed herewith

     (b)  Financial Statement Schedules

          No financial statement schedules are required.

Item 17.  Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement."

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, New Jersey, on this 8th day of February 2001.

                                        UNIGENE LABORATORIES, INC.


                                        By: /s/ Warren P. Levy
                                           -------------------------
                                              Warren P. Levy
                                                President

     Each person whose signature appears below hereby constitutes and appoints Warren P. Levy and Ronald S. Levy, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on this 8th day of February 2001 by the persons and in the capacities indicated below.


           Signature                                    Title
    -------------------------              --------------------------------

      /s/ Warren P. Levy                     President and Chief Executive
    -------------------------                 Officer (principal executive
        Warren P. Levy                           officer) and Director

         /s/ Jay Levy                        Treasurer (principal financial
    -------------------------                    and accounting officer)
            Jay Levy

      /s/ Ronald S. Levy                                Director
    -------------------------
         Ronald S. Levy

      *                                                 Director
    -------------------------
         Allen Bloom

      *                                                 Director
    -------------------------
      Robert F. Hendrickson

    * By Power of Attorney

    /s/ Warren P. Levy
    -------------------------
    Warren P. Levy

                                  EXHIBIT INDEX

Exhibit
Number          Description
------          ------------------------------------------------------------

5.1             Opinion of Covington & Burling.

23.1            Consent of KPMG LLP.

23.2            Consent of Covington & Burling (included in opinion filed as
                Exhibit 5.1).

27              Financial Data Schedules.